                         CONTRIBUTION AND LEASEBACK AGREEMENT

                               dated as of May 29, 1998

                                    by and between

                            GOLF CLASSIC RESORTS, L.L.C.,
                         a Delaware limited liability company
                                    as Transferor,

                                         and

             GOLF TRUST OF AMERICA, L.P., a Delaware Limited Partnership



                          Tierra Del Sol Golf & Country Club
                                  Belen, New Mexico

                           T A B L E  O F  C O N T E N T S

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
                                      ARTICLE 1

DEFINITIONS; RULES OF CONSTRUCTION
     1.1    Definitions. . . . . . . . . . . . . . . . . . . . . . . . . . . .
     1.2    Rules of Construction. . . . . . . . . . . . . . . . . . . . . . .

                                      ARTICLE 2

PURCHASE AND CONTRIBUTION: PAYMENT OF PURCHASE PRICE . . . . . . . . . . . . .
     2.1    Purchase and Contribution. . . . . . . . . . . . . . . . . . . . .
     2.2    Due Diligence Period . . . . . . . . . . . . . . . . . . . . . . .
     2.3    Earnest Money Deposit and Payment of Base Purchase Price . . . . .

                                      ARTICLE 3

TRANSFEROR'S REPRESENTATIONS, WARRANTIES AND COVENANTS
     3.1    Organization and Power . . . . . . . . . . . . . . . . . . . . . .
     3.2    Authorization and Execution. . . . . . . . . . . . . . . . . . . .
     3.3    Noncontravention . . . . . . . . . . . . . . . . . . . . . . . . .
     3.4    No Special Taxes . . . . . . . . . . . . . . . . . . . . . . . . .
     3.5    Compliance with Existing Laws. . . . . . . . . . . . . . . . . . .
     3.6    Real Property. . . . . . . . . . . . . . . . . . . . . . . . . . .
     3.7    Personal Property. . . . . . . . . . . . . . . . . . . . . . . . .
     3.8    Operating Agreements . . . . . . . . . . . . . . . . . . . . . . .
     3.9    Warranties and Guaranties. . . . . . . . . . . . . . . . . . . . .
     3.10   Insurance. . . . . . . . . . . . . . . . . . . . . . . . . . . . .
     3.11   Condemnation Proceedings; Roadways . . . . . . . . . . . . . . . .
     3.12   Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . . .
     3.13   Labor Disputes and Agreements. . . . . . . . . . . . . . . . . . .
     3.14   Financial Information. . . . . . . . . . . . . . . . . . . . . . .
     3.15   Organizational Documents . . . . . . . . . . . . . . . . . . . . .
     3.16   Operation of Property. . . . . . . . . . . . . . . . . . . . . . .
     3.17   Bankruptcy . . . . . . . . . . . . . . . . . . . . . . . . . . . .
     3.18   Land Use . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
     3.19   Public Offering; Preparation of S-11 . . . . . . . . . . . . . . .
     3.20   Hazardous Substances . . . . . . . . . . . . . . . . . . . . . . .
     3.21   Utilities. . . . . . . . . . . . . . . . . . . . . . . . . . . . .
     3.22   Curb Cuts. . . . . . . . . . . . . . . . . . . . . . . . . . . . .



     3.23   Leased Property. . . . . . . . . . . . . . . . . . . . . . . . . .
     3.24   Sufficiency of Certain Items . . . . . . . . . . . . . . . . . . .
     3.25   Accredited Investor. . . . . . . . . . . . . . . . . . . . . . . .

                                      ARTICLE 4

TRANSFEREE'S REPRESENTATIONS, WARRANTIES AND COVENANTS
     4.1    Organization and Power . . . . . . . . . . . . . . . . . . . . . .
     4.2    Noncontravention . . . . . . . . . . . . . . . . . . . . . . . . .
     4.3    Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . . .
     4.4    Bankruptcy . . . . . . . . . . . . . . . . . . . . . . . . . . . .
     4.5    Authorization and Execution. . . . . . . . . . . . . . . . . . . .
     4.6    Trade Name . . . . . . . . . . . . . . . . . . . . . . . . . . . .

                                      ARTICLE 5

CONDITIONS AND ADDITIONAL COVENANTS
     5.1    As to Transferee's Obligations . . . . . . . . . . . . . . . . . .
     5.2    As to Transferor's Obligations . . . . . . . . . . . . . . . . . .

                                      ARTICLE 6
CLOSING
     6.1    Closing. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
     6.2    Transferor's Deliveries. . . . . . . . . . . . . . . . . . . . . .
     6.3    Transferee's Deliveries. . . . . . . . . . . . . . . . . . . . . .
     6.4    Mutual Deliveries. . . . . . . . . . . . . . . . . . . . . . . . .
     6.5    Closing Costs. . . . . . . . . . . . . . . . . . . . . . . . . . .
     6.6    Income and Expense Allocations . . . . . . . . . . . . . . . . . .
     6.7    Sales Taxes. . . . . . . . . . . . . . . . . . . . . . . . . . . .
     6.8    Post-Closing Adjustments . . . . . . . . . . . . . . . . . . . . .

                                      ARTICLE 7

GENERAL PROVISIONS
     7.1    Condemnation . . . . . . . . . . . . . . . . . . . . . . . . . . .
     7.2    Risk of Loss . . . . . . . . . . . . . . . . . . . . . . . . . . .
     7.3    Real Estate Broker . . . . . . . . . . . . . . . . . . . . . . . .
     7.4    Confidentiality. . . . . . . . . . . . . . . . . . . . . . . . . .
     7.5    Liquor Licenses. . . . . . . . . . . . . . . . . . . . . . . . . .


                                         P-ii

                                      ARTICLE 8

LIABILITY OF TRANSFEREE
     8.1    Liability of Transferee. . . . . . . . . . . . . . . . . . . . . .
     8.2    Indemnification by Transferor. . . . . . . . . . . . . . . . . . .
     8.3    Termination by Transferee. . . . . . . . . . . . . . . . . . . . .
     8.4    Termination by Transferor. . . . . . . . . . . . . . . . . . . . .
     8.5    Costs and Attorneys' Fees. . . . . . . . . . . . . . . . . . . . .

                                      ARTICLE 9

MISCELLANEOUS PROVISIONS
     9.1    Completeness; Modification . . . . . . . . . . . . . . . . . . . .
     9.2    Assignments. . . . . . . . . . . . . . . . . . . . . . . . . . . .
     9.3    Successors and Assigns . . . . . . . . . . . . . . . . . . . . . .
     9.4    Days . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
     9.5    Governing Law. . . . . . . . . . . . . . . . . . . . . . . . . . .
     9.6    Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . .
     9.7    Severability . . . . . . . . . . . . . . . . . . . . . . . . . . .
     9.8    Costs. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
     9.9    Notices. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
     9.10   Incorporation by Reference . . . . . . . . . . . . . . . . . . . .
     9.11   Survival . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
     9.12   Further Assurances . . . . . . . . . . . . . . . . . . . . . . . .
     9.13   No Partnership . . . . . . . . . . . . . . . . . . . . . . . . . .
     9.14   Confidentiality. . . . . . . . . . . . . . . . . . . . . . . . . .
     9.15   Escrow Agent . . . . . . . . . . . . . . . . . . . . . . . . . . .
     9.16   New Mexico Law Regarding Indemnification . . . . . . . . . . . . .

EXHIBITS
--------
Exhibit A-Legal Description of the Land and Other Parcels
Exhibit B-Description of Improvements
Exhibit C-Tangible Personal Property
Exhibit D-Intangible Personal Property
Exhibit E-Golf Course Lease
Exhibit F-Bill of Sale - Personal Property
Exhibit G-Deed
Exhibit H-FIRPTA Affidavit of Transferor
Exhibit I-Contracts and Operating Agreements
Exhibit J-Partnership Agreement
Exhibit K-Calculation of Purchase Price
Exhibit L-Due Diligence List
Exhibit M-Schedule of Mortgages and Permitted Liens
Exhibit N-Accredited Investor Questionnaire
Exhibit O-Transferor's Certificate
Exhibit P-Warranty Disclosure Schedule

                         CONTRIBUTION AND LEASEBACK AGREEMENT
                                    Summary Sheet

Transferee:         GOLF TRUST OF AMERICA, L.P., a Delaware Limited
                    Partnership

Transferror:        GOLF CLASSIC RESORTS, L.L.C.,
                    a Delaware limited liability company

Date of
Agreement:          May 29, 1998

Golf Course:        Tierra Del Sol Golf & Country Club

(address):          1000 Golf Course Road
                    Belen, New Mexico 87002

Trade Name:         Golf Classic Resorts, L.L.C.

Notice Address
of Transferor:      1000 Golf Course Road
                    Belen, New Mexico 87002

with a copy to:  John Costello, Esq.
                    Wildman Harrold Allen & Dixon
                    225 West Wacker Drive
                    Chicago, Illinois 60606; and

                    Gregory J. Perry, Esq.
                    Pedersen & Houpt
                    161 North Clark Street, Suite 3100
                    Chicago, Illinois 60601-3224

Notice Address
of Transferee:  Scott D. Peters
                    Golf Trust of America, Inc.
                    14 N. Adger's Wharf
                    Charleston, South Carolina 29401

with a copy to:  Nexsen Pruet Jacobs Pollard & Robinson, LLP
                    200 Meeting Street, Suite 301

                    Charleston, South Carolina 29401
                    Attention: Neil C. Robinson, Jr., Esq.
                               Matthew J. Norton, Esq.

                         CONTRIBUTION AND LEASEBACK AGREEMENT

     THIS CONTRIBUTION AND LEASEBACK AGREEMENT (this "Agreement") is entered into by and between Transferee and Transferor.

                                      RECITALS:

     A. Transferor is the owner of that certain Tierra Del Sol Golf & Country Club and related improvements located on the real property more particularly described in EXHIBIT A attached hereto (the "Land").

     B. Subject to the terms of this Agreement, Transferor hereby agrees to contribute, assign and convey to Transferee, and Transferee hereby agrees to acquire from Transferor, all of Transferor's right, title and interest in and to the following:

     1. The Land, together with the golf course, driving range, putting greens, clubhouse facilities, snack bar, restaurant, pro shop, buildings, structures, parking lots, improvements, fixtures and other items of real estate located on the Land (the "Improvements"), as more particularly described in EXHIBIT B attached hereto.

     2. All rights, privileges, easements and appurtenances to the Land and the Improvements, if any, including, without limitation, all of Transferor's right, title and interest, if any, in and to all mineral and water rights and all easements, rights-of-way and other appurtenances used or connected with the beneficial use or enjoyment of the Land and the Improvements, including, without limitation, concession agreements for spas and the like (the Land, the Improvements and all such easements and appurtenances are sometimes collectively hereinafter referred to as the "Real Property").

     3. All items of tangible personal property and fixtures (if any) owned or leased by Transferor and located on or used in connection with the Real Property, including, but not limited to, machinery, equipment, furniture, furnishings, movable walls or partitions, phone systems and other control systems, restaurant equipment, computers or trade fixtures, golf course operation and maintenance equipment, including mowers, tractors, aerators, sprinklers, sprinkler and irrigation facilities and equipment, valves or rotors, driving range equipment, athletic training equipment, office equipment or machines, other decorations, and equipment or machinery of every kind or nature located on or used in connection with the operation of the Real Property whether on or off-site, including all warranties and guaranties associated therewith (the "Tangible Personal Property"), excluding all golf carts, whether owned or leased, which shall be retained by Transferor. A schedule of the Tangible Personal Property is attached to this Agreement as EXHIBIT C, indicating whether such Tangible Personal Property is owned or leased. The schedule of Tangible Personal

Property shall also indicate those items of personal property, such as art and antiques, which is excluded from the personal property being conveyed hereby.

     4. All intangible personal property owned or possessed by Transferor and used in connection with the ownership, operation, leasing or maintenance of the Real Property or the Tangible Personal Property, all goodwill attributed to the Property, and any and all trademarks and copyrights (including "Tierra Del Sol Golf & Country Club" and "Tierra Del Sol"), guarantees, Authorizations (as hereinafter defined), general intangibles, business records, plans and specifications, surveys and title insurance policies pertaining to the Property, all licenses, permits and approvals with respect to the construction, ownership, operation or maintenance of the Property, any unpaid award for taking by condemnation or any damage to the Real Property by reason of a change of grade or location of or access to any street or highway, excluding (a) any of the aforesaid rights that Transferee elects not to acquire and (b) the Current Assets, as hereinafter defined (collectively, the "Intangible Personal
Property").   A schedule of the Intangible Personal Property is attached to this
Agreement as Exhibit D. The Intangible Personal Property shall not include the right to use the Trade Name, which shall be retained by Transferor and transferred to the lessee of the Golf Course (and further provided in no event shall Transferee have the right to use such trade name in connection with any other property owned by Transferee or any Affiliate (hereinafter defined of Transferee). (The Real Property, Tangible Personal Property and Intangible Personal Property are sometimes collectively referred to as the "Property".)

     C. Upon the acquisition by the Transferee of the Property, the Transferee will lease the Property to an Affiliate of Transferor pursuant to a lease (the "Golf Course Lease"), substantially in the form attached hereto as EXHIBIT E.

     NOW, THEREFORE, in consideration of the mutual covenants, promises and undertakings of the parties hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties, it is agreed:

                                      ARTICLE 1
                          DEFINITIONS: RULES OF CONSTRUCTION

     1.1 DEFINITIONS. Capitalized terms not otherwise defined herein shall have the meanings set forth on the Summary Sheet. The following terms shall have the indicated meanings:

     "ACT OF BANKRUPTCY" shall mean if a party hereto or any general partner thereof shall (a) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its Property, (b) admit in writing its inability to pay its debts as they become due, (c) make a general assignment for the benefit of its creditors, (d) file a voluntary petition or commence a voluntary case or proceeding under the Federal Bankruptcy Code (as now or hereafter in effect) or any new bankruptcy statute, (e) be adjudicated bankrupt or insolvent, (f) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up or composition or adjustment of debts, (g) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case or proceeding under the Federal Bankruptcy Code (as now or hereafter in effect) or any new bankruptcy statute, or (h) take any corporate or partnership action for the purpose of effecting any of the foregoing; or if a proceeding or case shall be commenced, without the application or consent of a party hereto or any general partner thereof, in any court of competent jurisdiction seeking (1) the liquidation, reorganization, dissolution or winding-up, or the composition or readjustment of debts, of such party or general partner, (2) the appointment of a receiver, custodian, trustee or liquidator or such party or general partner or all or any substantial part of its assets, or (3) other similar relief under any law relating to bankruptcy, insolvency, reorganization, winding-up or composition or adjustment of debts, and such proceeding or case shall continue undismissed; or an order (including an order for relief entered in an involuntary case under the Federal Bankruptcy Code, as now or hereafter in effect) judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of sixty (60) consecutive days.

     "AFFILIATE" shall mean, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, that Person.

     "AUTHORIZATIONS" shall mean all licenses, permits and approvals required by any governmental or quasi-governmental agency, body or officer for the ownership, operation and use of the Property or any part thereof as a golf course with the existing uses and operations, including clubhouse, bar and related facilities, as applicable.

     "BASE PURCHASE PRICE" shall mean Three Million Six Hundred Thousand Dollars ($3,600,000.00).

     "BILL OF SALE - PERSONAL PROPERTY" shall mean a bill of sale conveying title to the Tangible Personal Property and Intangible Personal Property from Transferor to Transferee, substantially in the form of Exhibit F attached hereto.

     "COMPANY" means Golf Trust of America, Inc.

     "CLOSING" shall mean the time the Deed and each of the deliveries to be made by Transferor (as provided in Section 6.2) and Transferee (as provided in Section 6.3) are made and each of the Closing conditions of Transferee and Transferor in Sections 5.1 and 5.2, respectively, have been satisfied or waived.

     "CLOSING DATE" shall mean the date on which the Closing occurs.

     "CLOSING STATEMENTS" shall have the meaning set forth in Section 6.4(a).

     "CONTINGENT PURCHASE PRICE" shall mean the amount as calculated by the procedure set forth in Exhibit K attached hereto.

     "CURRENT ASSETS" shall mean cash, accounts receivable, Inventory and Restaurant Supplies (each as hereinafter defined) held by Transferor prior to the Closing Date.

     "DEED" shall mean a grant deed or special warranty deed substantially in the form of Exhibit G attached hereto (or lease assignment, if the Property is owned by Transferor pursuant to a ground lease), in form and substance satisfactory to Transferee, conveying the title of Transferor to the Real Property, with such grant or warranty covenants of title from Transferor to Transferee as are customary in the state in which the Property is located, subject only to Permitted Title Exceptions. If there is any difference between the description of the Land, as shown on Exhibit A attached hereto and the description of the Land as shown on the Survey, the description of the Land to be contained in the Deed and the description of the Land set forth in the Owner's Title Policy, as defined herein, shall conform to the description shown on the Survey.

     "DISCLOSURE SCHEDULE" shall have the meaning set forth in Section 2.2(e).

     "DUE DILIGENCE PERIOD" shall mean the period commencing at 9:00 a.m., Eastern Standard time, on the date hereof, and continuing through 5:00 p.m., Eastern Standard time, on the date that is sixty (60) days from the date hereof; provided, however, the parties shall make a good faith effort to consummate the Closing by May 29, 1998.

     "EARNEST MONEY DEPOSIT" means One Hundred Thousand Dollars ($100,000.00). The Earnest Money Deposit may be made simultaneously at Closing.

     "EMPLOYMENT AGREEMENTS" shall mean all employment agreements, written or oral, between Transferor or its managing agent and the persons employed with respect to the Property in effect as of the date hereof.

     "ENVIRONMENTAL CLAIM" shall mean any administrative, regulatory or judicial action, suit, demand, letter, claim, lien, notice of non-compliance or violation, investigation or proceeding relating in any way to any Environmental Laws or any permit issued under any Environmental Law including, without limitation, (i) by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Laws, and (ii) by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Substances or arising from alleged injury or threat of injury to health, safety or the environment.

     "ENVIRONMENTAL LAWS" shall mean the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601, et seq.; the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq.; the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq.; the Hazardous Materials Transportation Act, as amended, 49 U.S.C. Section 1801, et seq.; the Superfund Amendments and reauthorization Act of 1986, Pub. L. 99-499 and 99-563; the Occupational Safety and Health Act of 1970, as amended, 29 U.S.C. Section 651, et seq.; the Clean Air Act, as amended, 42 U.S.C. Section 7401, et seq.; the Safe Drinking Water Act, as amended, 42 U.S.C. Section 201, et seq.; the Federal Water Pollution Control Act, as amended, 33 U.S.C. Section 1251, et seq.; and all federal, state and local environmental health and safety statutes, ordinance, codes, rules, regulations, orders and decrees regulating, relating to or imposing liability or standards concerning or in connection with Hazardous Substances.

     "ESCROW AGENT" shall mean the Title Company.

     "FIRPTA CERTIFICATE" shall mean the affidavit of Transferor under Section 1445 of the Internal Revenue Code certifying that Transferor is not a foreign corporation, foreign partnership, foreign trust, foreign estate or foreign person (as those terms are defined in the Internal Revenue Code an the Income Tax Regulations), substantially in the form of EXHIBIT H attached hereto.

     "GOLF CLUB" shall mean any organization, club or group whereby memberships are offered by Transferor for purchase in connection with golfing privileges at the Property.

     "GOLF COURSE LEASE" shall have the meaning set forth in Recital C.

     "GOVERNMENTAL BODY" shall mean any federal state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign.

     "HAZARDOUS SUBSTANCES" shall mean any substance, material, waste, gas or particulate matter which is regulated by any local, state of federal governmental authority, including but not limited to any material or substance which is (i) defined as a "hazardous waste", "hazardous material", or "restricted hazardous waste" or words of similar import under any provision of any Environmental Law; (ii) petroleum or petroleum products; (iii) asbestos;
(iv) polychlorinated biphenyl; (v) radioactive material; (vi) radon gas; (vii) designated as a "hazardous substance" pursuant to Section 311 of the Clean Water Act, 33 U.S.C. Section 1251, et seq. (42 U.S.C. Section 1317); (viii) defined as a "hazardous waste" pursuant to Section 1004 of the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq. (42 U.S.C. Section 6903); or (ix) defined as a "hazardous substance" pursuant to Section 101 of the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601, et seq. (42 U.S.C. Section 9601).

     "IMPROVEMENTS" shall have the meaning set forth in Recital B(1).

     "INTANGIBLE PERSONAL PROPERTY" shall have the meaning set forth in Recital B(4).

     "INVENTORY" shall mean the merchandise located in any pro shop or similar facility and held for sale in the ordinary course of Transferor's business and any such merchandise that is on order as of the Closing Date.

     "LAND" shall have the meaning set forth in Recital A.

     "MORTGAGE INDEBTEDNESS" shall have the meaning set forth in Section 2.2(d).

     "OPERATING AGREEMENTS" shall mean any management agreements, maintenance or repair contracts, service contracts, supply contracts and other agreements, if any, in effect with respect to the construction, ownership, operation, occupancy or maintenance of the Property in force and effect as of the date hereof, as more particularly set forth on EXHIBIT I attached hereto.

     "OWNER'S SHARES" shall mean limited partnership interests in the Partnership.

     "OTHER PARCELS" shall mean those certain three (3) parcels of land adjacent to or near the Land which are more particularly described on the plat of the Property to be recorded as of the Closing.

     "OWNER'S TITLE POLICY" shall mean a 1970 Form B American Land Title Association extended coverage owner's policy of title insurance issued to Transferee by the Title Company, pursuant to which the Title Company insures Transferee's ownership of fee simple title (or ground lease interest, as applicable) to the Real Property (including the marketability thereof) subject only to Permitted Title Exceptions and shall include those title endorsements required by Transferee. The Owner's Title Policy shall insure Transferee in the amount designated by Transferee and shall be acceptable in form and substance to Transferee.

     "PARTNERSHIP AGREEMENT" shall mean that certain amended and restated limited partnership agreement relating to Transferee, which shall be substantially in the form attached hereto as Exhibit J.

     "PERMITTED TITLE EXCEPTIONS" shall mean those exceptions to title to the Real Property that are satisfactory to Transferee as determined under this Agreement, and as evidenced by a pro forma title report.

     "PERSON" means and includes natural persons, corporations, limited partnerships, limited liability companies, general partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trusts companies, land trusts, business trusts, Indian tribes or other organizations, whether or not legal entities and governments and agencies and political subdivisions thereof.

     "PRELIMINARY TITLE REPORT" shall have the meaning set forth in Section 2.2(d).

     "PROPERTY" shall have the meaning set forth in Recital B(4).

     "REAL PROPERTY" shall have the meaning set forth in Recital B(2).

     "REGISTERED OFFERING" shall have the same meaning set forth in Section
3.19.

     "RESTAURANT SUPPLIES" shall mean the consumable goods, supplies (including beverages) and all silverware, glassware, napkins, tablecloths, paper goods and related goods necessary to efficiently operate the restaurant, bar, lounge or snack shop located upon or within the Improvements.

     "SEC" shall mean the United States Securities and Exchange Commission.

     "SECURITIES" shall have the meaning set forth in Section 7.4.

     "STATE" shall mean the state or commonwealth in which the Property is located.

     "SUMMARY SHEET" shall mean the summary page attached to this Agreement and incorporated herein by reference.

     "SURVEY" shall mean the survey prepared pursuant to Section 2.2(c).

     "TANGIBLE PERSONAL PROPERTY" shall have the meaning set forth in Recital B
(3).

     "TITLE COMPANY" shall mean a title insurance company selected by Transferee and authorized to conduct a title insurance business in the State.

     "TITLE OBJECTIONS" shall have the meaning set forth in Section 2.2(d).

     "TRANSFEROR'S ORGANIZATIONAL DOCUMENTS" shall mean the current organizational documents of Transferor.

     "UTILITIES" shall mean public sanitary and storm sewers, natural gas, telephone, public water facilities, electrical facilities and all other utility facilities and services necessary for the operation and occupancy of the Property.

     "WARN ACT" shall mean the Worker Adjustment Retraining and Notification Act, as amended.

     1.2 RULES OF CONSTRUCTION. The following rules shall apply to the construction and interpretation of this Agreement:

     (a) Singular words shall connote the plural number as well as the singular and vice versa, and the masculine shall include the feminine and the neuter.

     (b) All references herein to particular articles, sections, subsections, clauses or exhibits are references to articles, sections, subsections, clauses or exhibits of this Agreement.

     (c) The table of contents and headings contained herein are solely for convenience of reference and shall not constitute a part of this Agreement nor shall they affect its meaning, construction or effect.

     (d) Each party hereto and its counsel have reviewed and revised (or requested revisions of) this Agreement and have participated in the preparation of this Agreement, and therefore any usual rules of construction requiring that ambiguities are to be resolved against a particular party shall not be applicable in the construction and interpretation of this Agreement or any exhibits hereto.

                                      ARTICLE 2
              PURCHASE AND CONTRIBUTION: PAYMENT OF BASE PURCHASE PRICE

     2.1 PURCHASE AND CONTRIBUTION. Transferor agrees to contribute and Transferee agrees to acquire the Property for the Base Purchase Price.

     2.2  DUE DILIGENCE PERIOD.

     (a) Transferee shall have the right, during the Due Diligence Period, and thereafter if Transferee notifies Transferor that Transferee has elected to proceed to Closing in the manner described below, to enter upon the Real Property and to perform, at Transferor's expense, such surveying, engineering, and environmental studies and investigations as Transferee may deem appropriate. If such tests, studies and investigations warrant, in Transferee's sole, absolute and unreviewable discretion, the purchase of the Property for the purposes contemplated by Transferee, then Transferee may elect to proceed to Closing and shall so notify Transferor and the Escrow Agent, in writing, prior to the expiration of the Due Diligence Period. If for any reason Transferee does not so notify Transferor and Escrow Agent of its determination to proceed to Closing prior to the expiration of the Due Diligence Period, or if Transferee notifies Transferor and Escrow Agent, in writing, prior to the expiration of the Due Diligence Period that it has determined not to proceed to Closing, this Agreement automatically shall terminate and Transferee and Escrow Agent shall be released from any further liability or obligation under this Agreement and, if requested by Transferor, Transferee will deliver such reports and materials to Transferor.

     (b) During the Due Diligence Period, Transferor shall make available to Transferee, its agents, auditors, engineers, attorneys and other designees, for inspection and/or copying, copies of all existing architectural and engineering studies, surveys, title insurance policies, zoning and site plan materials, correspondence, environmental audits and reviews, books, records, tax returns, bank statements, financial statements, fee schedules and any and all other material or information relating to the Property which are in, or come into, Transferor's possession or control, or which Transferor may attain. Such information is more particularly described in EXHIBIT L attached hereto, as the same may be amended or supplemented by Transferor from time to time.

     (c) Within thirty (30) days from the date hereof, if requested by Transferee, Transferor shall deliver to Transferee an ALTA/ACSM survey or a boundary survey, as reasonably required by Transferee, of the Land and the Improvements, prepared by a surveyor licensed to practice as such in the State, bearing a date not earlier than sixty (60) days from the date of its delivery and certified to both Transferee, Transferor and the Title Company (and any lender or other party designated by Transferee), showing the legal description of the Land, all dimensions thereof, and showing the location of Improvements on the Land and the setbacks thereof from the property line, as well as the setbacks required by applicable zoning laws or regulations (the "Survey"). The Survey shall locate all easements which serve and affect the Land. The Survey shall reflect that no buildings or improvements located on any other property encroach upon the Land and that the Improvements located upon the Land do not encroach upon any other property. The surveyor preparing the Survey shall certify that (i) the Survey is an accurate Survey of the Land and the Improvements, (ii) that the Survey was made under the surveyor's supervision,
(iii) that the Survey meets (a) the requirements of the Title Company for the issuance of the Owner's Title Policy free of any general survey exception, and
(b) the minimum technical standards for land boundary surveys with improvements, set forth by applicable statutes or applicable professional organizations, and
(iv) all buildings and other structures and their relation to the property lines are shown and that there are no encroachments, overlaps, boundary line disputes, easements, or claims of easements visible on the ground, other than those shown on the Survey. If Transferee has any objection to Survey matters, the same shall be treated for all purposes as Title Objections within the provisions of this Agreement.

     (d) Transferor agrees to provide to Transferee, within five (5) business days following the date of this Agreement, a copy of any existing title insurance policies which Transferor may have in its possession or control covering the Real Property, together with legible copies of all exception documents referred to therein. During the Due Diligence Period, Transferee, at its expense, shall cause an examination of title to the Property to be made and a preliminary title report to be issued (the "Preliminary Title Report"), and, prior to the expiration of the Due Diligence Period, shall notify Transferor of any defects in title shown by such examination that Transferee is unwilling to accept by delivering a pro forma copy of the Preliminary Title Report that reflects such unacceptable defects in title, which shall be designated as the Title Objections. Within ten (10) days after such notification, Transferor shall notify Transferee whether Transferor is willing to cure such defects. If Transferor is willing to cure such defects, Transferor shall act promptly and diligently to cure such defects at its expense. If any of such defects consist of mortgages, deeds of trust, construction or mechanics' liens, tax liens or other liens or charges in a fixed sum or capable of computation as a fixed sum, then, to that extent, and notwithstanding the foregoing, Transferor shall be obligated to pay and discharge such defects at Closing, except for the mortgages scheduled and set forth in EXHIBIT M attached hereto (the "Mortgage Indebtedness") which Transferee shall take subject to as provided in Section 2.3(a). For such purposes, Transferor may use all or a portion of the cash to close. If Transferor is unable to cure such defects by Closing, after having attempted to do so diligently and in good faith, Transferee shall elect (1) to waive such defects and proceed to Closing without any abatement in the Base
Purchase Price, or (2) to terminate this Agreement. Transferor shall not, after the date of this Agreement, subject the Property to any liens, encumbrances, leases, covenants, conditions, restrictions, easements or other title matters or seek any zoning changes or take any other action which may affect or modify the status of title without Transferee's prior written consent. All title matters revealed by Transferee's title examination and not objected to by Transferee as provided above shall be deemed Permitted Title Exceptions. If Transferee shall fail to examine title and notify Transferor of any such Title Objections by the end of the Due Diligence Period, all such title exceptions (other than those rendering title unmarketable and those that are to be paid at Closing as provided above) shall be deemed Permitted Title Exceptions. Notwithstanding the foregoing, Transferee shall not be required to take title to the Property subject to any matters which may arise subsequent to the effective date of its examination of title to the Property made during the Due Diligence Period.

     (e) Transferor shall deliver to Transferee within fourteen (14) days after the date of the execution of this Agreement by Transferor and Transferee a disclosure schedule that accurately and completely identifies and describes (a) all Employment Agreements (including name of employee, social security number, wage or salary, accrued vacation benefits, other fringe benefits, etc.), and (b) an updated Golf Club membership list, setting forth the names of the members of the Golf Club, the length of their membership, the payment obligations of the members and a summary of the terms of the memberships (the "Disclosure Schedule").

     (f) Transferor shall deliver to Transferee within thirty (30) days after the date of execution of this Agreement by Transferor and Transferee current searches of all Uniform Commercial Code financing statements filed with the Secretary of State of the State respecting Transferor, together with searches for pending litigation, tax liens and bankruptcy filings in all appropriate jurisdictions.

     2.3 EARNEST MONEY DEPOSIT AND PAYMENT OF BASE PURCHASE PRICE. The Base Purchase Price shall be paid to Transferor in the following manner:

     (a) The Earnest Money Deposit shall be paid by Transferee to Escrow Agent on the date hereof, which amount shall be credited without interest to the Transferor as a portion of the Base

Purchase Price at closing or released to Transferee in the event that this Agreement is terminated for any reason unless otherwise provided for in this Agreement.

     (b) Transferee shall (i) take subject to the Mortgage Indebtedness in an aggregate amount not in excess of the Base Purchase Price and (ii) receive a credit against the Base Purchase Price in an amount equal to a sum necessary to pay off in full the Mortgage Indebtedness, including any prepayment premium, and to obtain a release of such deeds of trust or mortgages evidencing the Mortgage Indebtedness as of the Closing Date, as evidenced by a payoff letter from the beneficiary of each such deed of trust or mortgage in form and substance satisfactory to Transferee and the Title Company.

     (c) Transferee shall pay in cash an amount necessary to pay for certain costs incurred by Transferor in connection with the preparation of certain audited financial statements, due diligence costs and closing costs and to permit the liquidation of certain third party-interests in Transferor, as set forth in a schedule to be prepared by Transferor and delivered to Transferee prior to the expiration of the Due Diligence Period, which schedule shall be subject to Transferee's review and approval, which approval shall not be unreasonably withheld.

     (d) Transferee shall pay a portion of the Base Purchase Price equal to $880,000.00 to Transferor in Owner's Shares. The number of Owner's Shares required for such payment shall be the quotient obtained by dividing the above described portion of the Base Purchase Price by the average closing price for the common stock of Company for the five (5) day period prior to May 30, 1998.

     (e) Transferee shall pay the balance of the Base Purchase Price to Transferor in cash.

                                      ARTICLE 3
                TRANSFEROR'S REPRESENTATIONS, WARRANTIES AND COVENANTS

     To induce Transferee to enter into this Agreement and to purchase the Property, and to pay the Base Purchase Price therefor, Transferor hereby makes the following representations, warranties and covenants with respect to the Property, subject to the Warranty Disclosure Schedule attached hereto as EXHIBIT P, upon each of which Transferor acknowledges and agrees that Transferee is entitled to rely and has relied:

     3.1 ORGANIZATION AND POWER. Transferor is duly formed or organized, validly existing and in good standing under the laws of the state of its formation and is qualified to transact business in the State and has all requisite powers and all governmental licenses, authorizations, consents and approvals to carry on its business as now conducted and to enter into and perform its obligations hereunder and under any document or instrument required to be executed and delivered by or on behalf of Transferor hereunder.

     3.2 AUTHORIZATION AND EXECUTION. This Agreement has been, and each of the agreements and certificates of Transferor to be delivered to Transferee at Closing as provided in Section 5.1 will be, duly authorized by all necessary action on the part of Transferor, has been duly executed and delivered by Transferor, constitutes the valid and binding agreement of Transferor and is enforceable against Transferor in accordance with its terms. There is no other person or entity who has an ownership interest in the Property or whose consent is required in connection with Transferor's performance of its obligations hereunder. All action required pursuant to this Agreement necessary to effectuate the transactions contemplated herein has been, or will at Closing be, taken promptly, and in good faith by Transferor and its representatives and agents.

     3.3 NONCONTRAVENTION. The execution and delivery of, and the performance by Transferor of its obligations under, this Agreement do not and will not contravene, or constitute a default under, any provision of applicable law or regulation, Transferor's Organizational Documents or any agreement, judgment, injunction, order, decree or other instrument binding upon Transferor, or result in the creation of any lien or other encumbrance on any asset of Transferor. There are no outstanding agreements (written or oral) pursuant to which Transferor (or any predecessor to or representative of Transferor) has agreed to contribute or has granted an option or right of first refusal to purchase the Property or any part thereof. Other than the rights of tenants, as tenants only, under any leases of any portion of the Property (copies of which have been provided to Transferee by Transferor), there are no purchase contracts, options or other agreements of any kind, written or oral, recorded or unrecorded, whereby any person or entity other than Transferor will have acquired or will have any basis to assert any right, title or interest in, or right to possession, use, enjoyment or proceeds of, all or any portion of the Property. There are no rights, subscriptions, warrants, options, conversion rights or agreements of any kind outstanding to purchase or to otherwise acquire any interest or profit participation of any kind in the Property or any part thereof.

     3.4 NO SPECIAL TAXES. Transferor has no knowledge of, nor has it received any notice of, any special taxes or assessments relating to the Property or any part thereof, including taxes relating to the business of the Property, or any planned public improvements that may result in a special tax or assessment against the Property, that are not otherwise disclosed in the Preliminary Title Report. To the best of Transferor's knowledge, there is not any proposed increase in the assessed valuation of the Real Property for tax purposes (except as may relate to the transfer contemplated by this Agreement). Notwithstanding the foregoing, Transferor discloses that the Town of Belen, New Mexico is considering annexation of the Property into the Town of Belen.

     3.5 COMPLIANCE WITH EXISTING LAWS. Transferor possesses all Authorizations, each of which is valid and in full force and effect, and no provision, condition or limitation of any of the Authorizations has been breached or violated. Transferor has not misrepresented or failed to disclose any relevant fact in obtaining all Authorizations, and Transferor has no knowledge of any change in the circumstances under which any of those Authorizations were obtained that result in their termination, suspension, modification or limitation. Transferor has not taken any action (or failed to take any action), the omission of which would result in the revocation of any
of the Authorizations.   Transferor has no knowledge, nor has it received notice
within the past three years, of any existing or threatened violation of any provision of any applicable building, zoning, subdivision, environmental or other governmental ordinance, resolution, statute, rule, order or regulation, including but not limited to those of environmental agencies or insurance boards of underwriters, with respect to the ownership, operation, use, maintenance or condition of the Property or any part thereof, or requiring any repairs or alterations other than those that have been made prior to the date hereof.

     3.6 REAL PROPERTY. To the best of Transferor's knowledge, (i) the Improvements conform in all respects to all legal requirements, (ii) all easements necessary or appropriate for the use or operation of the Property have been obtained, (iii) all contractors and subcontractors retained by Transferor who have performed work on or supplied materials to the Property have been fully paid, and all materials used at or on the Property have been fully paid for,
(iv) the Improvements have been completed in all material respects in a workmanlike manner of first-class quality, and (v) all equipment necessary or appropriate for the use or operation of the Property has been installed and is presently operative in good working order. Transferor has not received any written notice which is still in effect that there is, and, to the best of Transferor's knowledge, there does not exist, any violation of a condition or agreement contained in any easement, restrictive covenant or any similar instrument or agreement effecting the Real Property, or any portion thereof.

     3.7 PERSONAL PROPERTY. All of the Tangible Personal Property and Intangible Personal Property being conveyed by Transferor to Transferee is free and clear of all liens and encumbrances and will be so on the Closing Date and Transferor has good, merchantable title thereto and the right to convey same in accordance with the terms of this Agreement, except as set forth as permitted liens on Exhibit M attached hereto.

     3.8 OPERATING AGREEMENTS. Each of the Operating Agreements may be terminated upon not more than thirty (30) days prior written notice and without the payment of any penalty, fee, premium or other amount. Transferor has, performed all of its obligations under each of the Operating Agreements and no fact or circumstance has occurred which, by itself or with the passage of time or the giving of notice or both, would constitute a default under any of the Operating Agreements. Transferor shall not enter into any new Operating Agreements, supply contract, vending or service contract or other agreements with respect to the Property, nor shall Transferor enter into any agreements modifying the Operating Agreements, unless (a) any such agreement or modification will not bind Transferee or the Property after the Closing Date, or
(b) Transferor has obtained Transferee's prior written consent to such agreement or modification. Transferor acknowledges that Transferee will not assume any of the Operating Agreements and none of the Operating Agreements will be binding on Transferee or the Property after Closing.

     3.9 WARRANTIES AND GUARANTIES. Transferor shall not before or after Closing, release or modify any warranties or guarantees, if any, of manufacturers, suppliers and installers relating to the Improvements and the Personal Property or any part thereof, except with the prior written consent of Transferee.

     3.10 INSURANCE. All of Transferor's insurance policies are valid and in full force and effect, all premiums for such policies were paid when due and all premiums due as of the Closing Date for such policies (and any replacements thereof) shall be paid by Transferor on or before the due date therefor. Transferor shall pay all premiums on, and shall not cancel or voluntarily allow to expire, any of Transferor's insurance policies unless such policy is replaced, without any lapse of coverage, by another policy or policies providing coverage at least as extensive as the policy or policies being replaced. Transferor has not received any notice from any insurance company of any defect or inadequacies in the Property to any part thereof which would adversely affect the insurability of the Property, or which would increase the cost of insurance beyond that which would ordinarily and customarily be charged for similar properties in the vicinity of the Real Property. The Property is fully insured in accordance with prudent and customary practice.

     3.11 CONDEMNATION PROCEEDINGS: ROADWAYS. Transferor has received no notice of any condemnation or eminent domain proceeding pending or threatened against the Property or any part thereof. Transferor has no knowledge of any change or proposed change in the route, grade or width of, or otherwise affecting, any street or road adjacent to or serving the Real Property. To the best of Transferor's knowledge, no fact or condition exists which would result in the termination or material impairment of access to the Real Property from adjoining public or private streets or ways or which could result in discontinuation of presently available or otherwise necessary sewer, water, electric, gas, telephone or other utilities or services.

     3.12 LITIGATION. Except as disclosed in writing to Transferor, there is no action, suit or proceeding pending or known to be threatened against or affecting Transferor or any of its properties in any court, before any arbitrator or before or by any Governmental Body which (a) in any manner raises any question affecting the validity or enforceability of this Agreement or any other agreement or instrument to which Transferor is a party or by which it is bound and that is or is to be used in connection with, or is contemplated by, this Agreement, (b) could materially and adversely affect the business, financial position or results of operations of Transferor, (c) could materially and adversely affect the ability of Transferor to perform its obligations hereunder, or under any document to be delivered pursuant hereto, (d) could create a lien on the Property, any part thereof or any interest therein, (e) the subject matter of which concerns any past or present employee of Transferor or its managing agent, or (f) could otherwise adversely materially affect the Property, any part thereof or any interest therein or the use, operation, condition or occupancy thereof.

     3.13 LABOR DISPUTES AND AGREEMENTS. There are no labor dispute pending or, to the best of Transferor's knowledge, threatened as to the operation or maintenance of the Property or any part thereof. Transferor is not a party to any union or other collective bargaining agreement with employees employed in connection with the ownership, operation or maintenance of the Property. Transferor is not a party to any employment contracts or agreements, other than the Employment Agreements, and neither Transferor nor its managing agent will, between the date hereof and the Closing Date, enter into any new employment contracts or agreements, amend any existing Employment Agreement, except with the prior written consent of Transferee. Transferor acknowledges that Transferee will not assume any of the Employment Agreements and Transferor has complied with and shall be responsible for compliance with the WARN Act and any other applicable employment-related laws or ordinances. Transferor has complied with the requirements of the federal Immigration and Reform Control Act respecting the employment of undocumented workers.

     3.14 FINANCIAL INFORMATION. To the best of Transferor's knowledge, all of Transferor's financial information, including, without limitation, all books and records and financial statements, is correct and complete in all material respects and presents accurately the results of the operations of the Property for the periods indicated.

     3.15 ORGANIZATIONAL DOCUMENTS. Transferor's Organizational Documents are in full force and effect and have not been modified or supplemented, and no fact or circumstance has occurred that, by itself or with the giving of notice or the passage of time or both, would constitute a default thereunder.

     3.16 OPERATION OF PROPERTY. Transferor covenants, that between the date hereof and the Closing Date, it will (a) operate the Property in the usual, regular and ordinary manner consistent with Transferor's prior practice, (b) maintain its books of account and records in the usual, regular and ordinary manner, in accordance with sound accounting principles applied on a basis consistent with the basis used in keeping its books in prior years and (c) use all reasonable efforts to preserve intact its present business organization, keep available the services of its present officers, partners and employees and preserve its relationships with suppliers and others having business dealings with it. Except as otherwise permitted hereby, from the date hereof until Closing, Transferor shall not take any action or fail to take action the result of which would have a material adverse effect on the Property or Transferee's ability to continue the operation thereof after the Closing Date in substantially the same manner as presently conducted, or which would cause any of the representations and warranties contained in this Article III to be untrue as of Closing.

     From and after the execution and delivery of this Agreement, Transferor shall not, other than in the ordinary course of business, (a) make any agreements which shall be binding upon Transferee with respect to the Property, or (b) reduce or cause to be reduced any green fees, membership fees, tournament fees, driving range fees or any other charges over which Transferor has operational control. Between the date hereof and the Closing Date, if and to the extent requested by Transferee, Transferor shall deliver to Transferee such periodic information with respect to the above information as Transferor customarily keeps internally for its own use. Transferor agrees that it will operate the Property in accordance with the provisions of this Section 3.16 between the date hereof and the Closing Date.

     3.17 BANKRUPTCY. No Act of Bankruptcy has occurred with respect to Transferor.

     3.18 LAND USE. The current use and occupancy of the Property for golfing and all other related purposes (including, without limitation, the sale of merchandise and food and beverages) are permitted as a matter of right as a principal use under all laws and regulations applicable thereto without the necessity of any special use permit, special exception or other special permit, permission or consent and Transferor is not aware of any proposal to change or restrict such use. Transferor has all necessary, certificates of occupancy or completion to operate the Property as presently operated and there are no unfulfilled conditions respecting the development of the Property.

     3.19 PUBLIC OFFERING; PREPARATION OF S-11. Transferor shall cooperate in the preparation by an Affiliate of Transferee of a Form S-11 or, if applicable, a Form S-3 under the Securities Act of 1933, as amended, to be filed with the SEC in connection with any public offering (the "Registered Offering"). The Registered Offering shall be for purposes of selling shares of common stock in an Affiliate of Transferee. Transferor shall provide Transferee access to all financial and other information relating to the Property which would be sufficient to enable them to prepare financial statements in conformity with Regulation S-X of the SEC and to enable the Transferee to prepare a registration statement, report or disclosure statement for filing with the SEC. At Transferee's request Transferor shall provide to Transferee's representatives a signed representation letter sufficient to enable an independent public accountant to render an opinion on the financial statements related to the Property.

     3.20 HAZARDOUS SUBSTANCES. Except as may be disclosed in the Phase I environmental assessment report for the Property, to the best of Transferor's knowledge, (i) no Hazardous Substances are or have been located on (except in immaterial amounts used in the ordinary course for the operation or maintenance of the Property by Transferor in accordance with all applicable laws), in or under the Property or have been released into the environment, or discharged, placed or disposed of at, on or under the Property; (ii) no underground storage tanks are, or have been, located at the Property; (ii) the Property has never been used to store, treat or dispose of Hazardous Substances; and (iv) the Property and its prior uses comply with, and at all times have complied with all applicable Environmental Laws or any other governmental law, regulation or requirement relating to environmental and occupational health and safety matters and Hazardous Substances. To the best of Transferor's knowledge, there currently exist no acts or circumstances hat could reasonably be expected to give rise to a material non-compliance with Environmental Laws, material environmental liability or material Environmental Claim.

     3.21 UTILITIES. All Utilities required for the operation of the Property either enter the Property through adjoining streets, or they pass through adjoining land and do so in accordance with valid public easements or private easements, and all of said Utilities are installed and are in good working order and repair and operating as necessary for the operation of the Property and all installation and connection charges therefor have been paid in full. The sewage, sanitation, plumbing, water retention and detention, refuse disposal and utility facilities in and on and/or servicing the Real Property are adequate to service the Real Property as it is currently being used and the Real Property's utilization of such facilities is in compliance with all applicable governmental and environmental protection authorities' laws, rules, regulations and requirements.

     3.22 CURB CUTS. All curb cut street opening permits or licenses required for vehicular access to and from the Property from any adjoining public street have been obtained and paid for and are in full force and effect.

     3.23 LEASED PROPERTY. The Personal Property identified on EXHIBIT C is all of the leased property at the Property, and such exhibit reflects the date of each such lease, the name of the lessor, the name of the lessee, the term of each such lease, the lease payment terms and a description of the property demised by each such lease. All leases of such property are in good standing and free from default.

     3.24 SUFFICIENCY OF CERTAIN ITEMS. The Property, together with the Current Assets, contain an amount of equipment and supplies, which is sufficient to efficiently operate and maintain the Property in the manner in which it is normally operated and maintained.

     3.25 ACCREDITED INVESTOR. Transferor and all equity owners of Transferor are as of the date hereof, and as of the Closing Date shall be, "Accredited Investors". Concurrent herewith Transferor shall execute and deliver to Transferee the Accredited Investor Questionnaire attached hereto as Exhibit N.

     Each of the representations, warranties and covenants contained in this
Article III are intended for the benefit of Transferee and any underwriter in the Registered Offering. Each of said representations, warranties and covenants shall survive the Closing for a period of one (1) year, at which time they shall expire unless prior to such time Transferee has made a formal, written claim alleging a breach of one or more of the representations, warranties or covenants. No investigation, audit, inspection, review or the like conducted by or on behalf of Transferee shall be deemed to terminate the effect of any such representations, warranties and covenants, it being understood that Transferee has the right to rely thereon and that each such representation, warranty and covenant constitutes a material inducement to Transferee to execute this Agreement and to close the transaction contemplated hereby and to pay the Base Purchase Price to Transferor.

                                      ARTICLE 4
                TRANSFEREE'S REPRESENTATIONS, WARRANTIES AND COVENANTS

     To induce Transferor to enter into this Agreement and to contribute the Property, Transferee hereby makes the following representations, warranties and covenants, upon each of which Transferee acknowledges and agrees that Transferor is entitled to rely and has relied:

     4.1 ORGANIZATION AND POWER. Transferee is duly formed or organized, validly existing and in good standing under the laws of the state of its formation and has all governmental licenses, Authorizations, consents and approvals required to carry on its business as now conducted and to enter into and perform its obligations under this Agreement and any document or instrument required to be executed and delivered on behalf of Transferee hereunder.

     4.2 NONCONTRAVENTION. The execution and delivery of this Agreement and the performance by Transferee of its obligations hereunder do not and will not contravene, or constitute a default under, any provisions of applicable law or regulation, Partnership Agreement or any agreement, judgment, injunction, order, decree or other instrument binding upon Transferee or result in the creation of any lien or other encumbrance on any asset of Transferee.

     4.3 LITIGATION. There is no action, suit or proceeding, pending or known to be threatened, against or affecting Transferee in any court or before any arbitrator or before any administrative panel or otherwise that (a) could materially and adversely affect the business, financial position or results of operations of Transferee, or (b) could materially and adversely affect the ability of Transferee to perform its obligations hereunder, or under any document to be delivered pursuant hereto.

     4.4 BANKRUPTCY. No Act of Bankruptcy has occurred with respect to Transferee.

     4.5 AUTHORIZATION AND EXECUTION. This Agreement has been, and each of the agreements and certificates of Transferee to be delivered to Transferor at Closing as provided in Section 5.2 will be, duly authorized by all necessary action on the part of Transferee, has been duly executed and delivered by Transferee, constitutes the valid and binding agreement of Transferee and is enforceable against Transferee in accordance with its terms. All action required pursuant to this Agreement necessary to effectuate the transactions contemplated herein has been, or will at Closing be, taken promptly and in good faith by Transferee and its representatives and agents.

     4.6 TRADE NAME. Transferee shall not use the trade name referenced in Recital B(4) in connection with any other property owned by Transferee or any Affiliate of Transferee.

                                      ARTICLE 5
                         CONDITIONS AND ADDITIONAL COVENANTS

     5.1 AS TO TRANSFEREE'S OBLIGATIONS. Transferee's obligations hereunder are subject to the satisfaction of the following conditions precedent and the compliance by Transferor with the following covenants:

     (a) TRANSFEROR'S DELIVERIES. Transferor shall have delivered to or for the benefit of Transferee, as the case may be, on or before the Closing Date, all of the documents and other information required of Transferor pursuant to this Agreement.

     (b) REPRESENTATIONS, WARRANTIES AND COVENANTS. All of Transferor's representations and warranties made in this Agreement shall be true and correct as of the date hereof and as of the Closing Date as if then made, there shall have occurred no material adverse change in the condition or financial results of the operation of the Property since the date hereof. Transferor shall have performed all of its covenants and other obligations under this Agreement and Transferor shall have executed and delivered to Transferee on the Closing Date a certificate dated as of the Closing Date to the foregoing effect in the form of EXHIBIT O attached hereto.

     (c) TITLE INSURANCE. The Title Company shall have delivered the Owner's Title Policy, subject only to the Permitted Title Exceptions.

     (d) TITLE TO PROPERTY. Transferee shall have determined that Transferor is the sole owner of good and marketable fee simple title (or ground lease interest, as applicable) to the Real Property and to the Tangible Personal Property, free and clear of all liens, encumbrances, restrictions, conditions and agreements except for Permitted Title Exceptions. Transferor shall not have taken any action or permitted or suffered any action to be taken by others from the date hereof and through and including the Closing Date that would adversely affect the status of title to the Real Property or to the Tangible Personal Property.

     (e) CONDITION OF PROPERTY. The Real Property and the Tangible Personal Property (including but not limited to the golf course, driving range, putting greens, mechanical systems, plumbing, electrical wiring, appliances, fixtures, heating, air conditioning and ventilating equipment, elevators, boilers, equipment, roofs, structural members and furnaces) shall be in the same condition at Closing as they are as of the date hereof, reasonable wear and tear excepted. Prior to Closing, Transferor shall not have diminished the quality or quantity of maintenance and upkeep services heretofore provided to the Real Property and the Tangible Personal Property. Transferor shall not have removed or caused or permitted to be removed any part or portion of the Real Property or the Tangible Personal Property unless the same is replaced, prior to Closing, with similar items of at least equal quality and acceptable to Transferee.

     (f) UTILITIES. All of the Utilities shall be installed in and operating at the Property, and service shall be available for the removal of garbage and other waste from the Property. Between the date hereof and the Closing Date, Transferor shall have received no notice of any material increase or proposed material increase in the rates charged for the Utilities from the rates in effect as of the date hereof.

     (g) LIQUOR LICENSE. Transferee, or Transferee's nominee (which is Transferor), shall have obtained all liquor licenses, alcoholic beverage licenses and other permits and Authorizations necessary to operate the restaurant, bars, snack shops and lounges presently located at the Property. To that end, Transferor and Transferee, or Transferee's nominee (which is Transferor), shall have cooperated with each other, and each shall have executed such transfer forms, license applications and other documents as may be necessary to effect the obtaining of the liquor licenses, alcoholic beverage licenses and other Authorizations required hereby.

     (h) PARTNERSHIP AGREEMENT. Transferor shall have delivered to Transferee a countersigned copy of the Partnership Agreement in a form prepared by Transferee, which shall be in substantially the form attached hereto as Exhibit J.

     (i) GOLF COURSE LEASE. An Affiliate of Transferor shall have delivered to Transferee a countersigned copy of the Golf Course Lease in a form prepared by Transferee, which shall be in substantially the form attached hereto as EXHIBIT E.

     (j) APPROVAL BY BOARD OF DIRECTORS. Approval of the Board of Directors of Golf Trust of America, Inc. of the transaction contemplated by this Agreement by an affirmative vote prior to the expiration of the Due Diligence Period.

Each of the conditions and additional covenants contained in this Section are intended for the benefit of Transferee and may be waived in whole or in part by Transferee, but only by an instrument in writing signed by Transferee.

     5.2 AS TO TRANSFEROR'S OBLIGATIONS. Transferor's obligations hereunder are subject to the satisfaction of the following conditions precedent and the compliance by Transferee with the following covenants:

     (a) TRANSFEREE'S DELIVERIES. Transferee shall have delivered to or for the benefit of Transferor, on or before the Closing Date, all of the documents and payments required of Transferee pursuant to this Agreement.

     (b) REPRESENTATIONS, WARRANTIES AND COVENANTS. All of Transferee's representations and warranties made in this Agreement shall be true and correct as of the date hereof and as of the Closing Date as if then made and Transferee shall have performed all of its covenants and other obligations under this Agreement.

     (c) COUNTERSIGNED COPIES OF PARTNERSHIP AGREEMENT AND GOLF COURSE LEASE. Transferee shall have delivered to Transferor countersigned copies of the Partnership Agreement and Golf Course Lease.

Each of the conditions and additional covenants contained in this Section are intended for the benefit of Transferor and may be waived in whole or in part, by Transferor, but only by an instrument in writing signed by Transferor.

                                      ARTICLE 6
                                       CLOSING

     6.1 CLOSING. Closing shall be held at 2:00 p.m., Eastern Standard time, at the offices of Transferee (or counsel to Transferee) on May 29, 1998; provided, however, that the Closing Date period may be extended for an additional thirty (30) days by Transferee, at its sole discretion by providing written notice to Transferor prior to May 29, 1998. If the Closing Date falls on a Saturday, Sunday or other legal holiday, the Closing shall take place on the first following business day thereafter. Possession of the Property shall be delivered to Transferee at Closing, subject only to Permitted Title Exceptions.

     6.2 TRANSFEROR'S DELIVERIES. At Closing, Transferor shall deliver to Transferee all of the following instruments, each of which shall have been duly executed and, where applicable, acknowledged and/or sworn on behalf of Transferor and shall be dated as of the Closing Date:

     (a)  The certificate required by Section 5.1 (b).

     (b)  The Deed.

     (c)  The Bill of Sale - Personal Property.

     (d) Water Rights Lease Agreement, Amended and Restated Water Rights Lease Agreement, or other conveyance document of all of Transferor's water rights on the Property which shall allow Transferee the ability to access and use the quantity and quality of potable and non-potable water needed to provide for the operation of the Property as described herein and in the Golf Course Lease.

     (e)  The Golf Course Lease.

     (f)  (Reserved).

     (g) Such agreements, affidavits or other documents as may be required by the Title Company to issue the Owner's Title Policy including those endorsements requested by Transferee, and to eliminate the standard exceptions as exceptions thereto, so that the Owner's Title Policy will be subject only to the Permitted Title Exceptions, including, without limitation, an appropriate mechanics' and construction lien, possession and gap affidavit.

     (h)  The FIRPTA Certificate.

     (i) To the extent available, true, correct and complete copies of all warranties, if any, of manufacturers, suppliers and installers possessed by Transferor and relating to the Property, or any part thereof.

     (j)  Certified copies of Transferor's Organizational Documents.

     (k) Appropriate resolutions of the board of directors or partners, as the case may be, of Transferor, certified by the secretary or an assistant secretary of Transferor or a general partner, as the case may be, together with all other necessary approvals and consents of Transferor, authorizing (i) the execution on behalf of Transferor of this Agreement and the documents to be executed and delivered by Transferor prior to, at or otherwise in connection with Closing, and (ii) the performance by Transferor of its obligations hereunder and under such documents, or appropriate resolutions of the partners of Transferor, as the case may be.

     (l) A valid, final and unconditional certificate of occupancy for the Real Property and Improvements, issued by the appropriate Governmental Body allowing for the use of the Real Property as a golf course and permitting the continued operation of the improvements as presently operated.

     (m) Such proof as Transferee may reasonably require with respect to Transferor's compliance (or indemnity with respect to compliance) with the bulk sales laws or similar statutes.

     (n) Copy of each and every existing insurance policy covering the Property and certificates evidencing such coverage.

     (o) To the extent available, a set or copies of the plans and specifications for the Improvements.

     (p) A written instrument executed by Transferor, conveying and transferring to Transferee all of Transferor's right, title and interest in any telephone numbers, fax numbers or internet or electronic mail addresses (if applicable) relating solely to the Property, and, if Transferor maintains a post office box solely with respect to the Property, conveying to Transferee all of its interest in and to such post office box and the number associated therewith, so as to assure a continuity in operation and communication.

     (q) All current real estate and personal property tax bills in Transferor's possession or under its control.

     (r) All surveys and plot plans of the Real Property in possession of or in the control of Transferor.

     (s) A complete list of all scheduled tournaments, functions and the like, in reasonable detail.

     (t) A list of Transferor's outstanding accounts receivable as of midnight on the date prior to the Closing, specifying the name of each account and the amount due Transferor.

     (u) A pay off statement prepared by any holder of Mortgage Indebtedness setting forth the amount, including accrued interest and prepayment penalties, to pay off the Mortgage Indebtedness.

     (v) Written notice executed by Transferor notifying all interested parties, including all tenants under any leases of the Property, that the Property has been conveyed to Transferee and directing that all payments, inquiries and the like be forwarded to Transferee at the address to be provided by Transferee.

     (w) The Pledge Agreement executed by Transferor encumbering Owner's Shares as more particularly described in the Golf Course Lease.

     (x) The Management Agreement by and between Transferor and Tenant with respect to liquor licenses and alcoholic beverage permits related to the Property.

     (y) Restrictive covenants and perpetual easements for vehicular and pedestrian access, ingress, egress, utilities, and maintenance as to the Other Parcels such that Transferee shall have perpetual access to the Other Parcels, and further so that Transferee shall have the right to approve in its reasonable discretion permitted uses of the Other Parcels along with an architectural review of the location, exterior design, and construction of any improvements (other than single family residences and directly related improvements) constructed on such Other Parcels.

     (z) Assignment of Transferor's interest in the diversionary use of water rights related to the Property in a form acceptable to Transferee.

     (aa) Any other document or instrument reasonably requested by Transferee with respect to the Property.

     6.3 TRANSFEREE'S DELIVERIES. At Closing, Transferee shall pay or deliver to Transferor the following:

     (a) The cash portion of the Base Purchase Price less the Earnest Money Deposit by federal funds wire to an account designated by Transferor. Additionally, the Escrow Agent shall remit the Earnest Money Deposit to the Transferor.

     (b) The remaining portion of the Base Purchase Price payable in Owner's Shares issued to Transferor.

     (c) Any other document or instrument reasonably requested by Transferor relating to the transaction contemplated hereby.

     6.4 MUTUAL DELIVERIES. At Closing, Transferee and Transferor shall mutually execute and deliver each to the other:

     (a) A closing statement for Transferor and a closing statement for Transferee (collectively, the "Closing Statements") reflecting the Base Purchase Price and the adjustments and prorations required hereunder and the allocation of income and expenses required hereby.

     (b) Such other documents, instruments and undertakings as may be required by the liquor authorities of the State or of any county or municipality or Governmental Body having jurisdiction with respect to the continued effectiveness of any liquor licenses or alcoholic beverage licenses or permits for the Property, to the extent not theretofore executed and delivered, and a management agreement among Transferor and the Affiliate lessee of the Golf Course Lease such Transferor continues to manage the food and beverage and bar operation on the Property for so long as the Affiliate lessee is the lessee under the Golf Course Lease.

     (c)  The Golf Course Lease.

     (d)  The Partnership Agreement.

     (e) Such other and further documents, papers and instruments as may be reasonably required by the parties hereto or their respective counsel.

     6.5 CLOSING COSTS. Except as is otherwise provided in this Agreement, each party hereto shall pay its own legal fees and expenses, and Transferor shall pay for the cost of any audit required by Transferee with respect to the Property. All filing fees for the Deed and the real estate transfer, recording or other similar taxes due with respect to the transfer of title and all charges for title insurance premiums shall be paid by Transferor. Transferor shall pay for preparation of the documents to be delivered by Transferor hereunder, and for the releases of any deeds of trust, mortgages and other financing encumbering the Property and for any costs associated with any corrective instruments, and for the cost of any due diligence reports and surveys prepared by or for Transferee with respect to the Property. Transferor shall receive a cash payment at closing to pay for such closing costs as provided in Section 2.3(c).

     6.6 INCOME AND EXPENSE ALLOCATIONS. All income and expenses with respect to the Property, and applicable to the period of time before and after Closing, determined in accordance with generally accepted accounting principles consistently applied, shall be allocated between Transferor and Transferee (or, at Transferee's election, between Transferor and the lessee under the Golf Course Lease to the extent such income or expenses will be payable by or attributable to such lessee). Transferor shall be entitled to all income and shall be responsible for all expenses for the period of time up to but not including the Closing Date, and Transferee shall be entitled to all income and shall be responsible for all expenses for the period of time from, after and including the Closing Date. Such adjustments shall be shown on the Closing Statements (with such supporting documentation as the parties hereto may require being attached as exhibits to the Closing Statements) and shall increase or decrease (as the case may be) the Base Purchase Price payable by Transferee. Without limiting the generality of the foregoing, the following items of income and expense shall be prorated as of the Closing Date:

     (a) Current and prepaid rents or fees, including, without limitation, prepaid Golf Club membership fees, function receipts and other reservation receipts.

     (b)  Real estate and personal property taxes.

     (c) Utility charges (including but not limited to charges for water, sewer and electricity).

     (d) Value of fuel stored on the Property at the price paid for such fuel by Transferor, including any taxes.

     (e) Municipal improvement liens where the work has physically commenced (certified liens) shall be paid by Transferor at Closing. Municipal improvement liens which have been authorized, but where the work has not commenced (pending liens) shall be assumed by Transferee.

     (f)  License and permit fees, where transferable.

     (g) All other income and expenses of the Property, including, but not being limited to such things as restaurant and snack bar income and expenses and the like.

     (h) Such other items as are usually and customarily prorated between Transferees and Transferors of golf course properties in the area in which the Property is located shall be prorated as of the Closing Date.

     6.7 SALES TAXES. Transferor shall be required to pay all sales taxes and like impositions arising from the ownership and operation of the Property currently through the Closing Date.

     6.8  POST-CLOSING ADJUSTMENTS.

     (a) Transferee shall not be obligated to collect any accounts receivable or revenues accrued prior to the Closing Date for Transferor, but if Transferee collects same, such amounts will be promptly remitted to Transferor in the form received. Transferee shall receive a credit at Closing for the amount of any security deposits held by Transferor under any lease of any portion of the Property that is being assigned to Transferee in accordance herewith.

     (b) If accurate allocations and prorations cannot be made at Closing because current bills are not obtainable (as, for example, in the case of utility bills and/or real estate or personal property taxes), the parties shall allocate such income or expenses at Closing on the best available information, subject to adjustment outside of escrow upon receipt of the final bill or other evidence of the applicable income or expense. Any income received or expense incurred by Transferor or Transferee with respect to the Property after the Closing Date shall be promptly allocated in the manner described herein and the parties shall promptly pay or reimburse any amount due. Transferor shall pay at Closing all accrued special assessments and taxes applicable to the Property.

                                      ARTICLE 7
                                  GENERAL PROVISIONS

     7.1 CONDEMNATION. In the event of any actual or threatened taking, pursuant to the power of eminent domain, of all or any portion of the Real Property, or any proposed sale in lieu thereof, Transferor shall give written notice thereof to Transferee promptly after Transferor learns or receives notice thereof. If all or any part of the Real Property is, or is to be, so condemned or sold, Transferee shall have the right to terminate this Agreement pursuant to
Section 8.3. If Transferee elects not to terminate this Agreement, all proceeds, awards and other payments arising out of such condemnation or sale (actual or threatened) shall be paid or assigned, as applicable, to Transferee at Closing. Transferor will not settle or compromise any such proceeding without Transferee's prior written consent.

     7.2 RISK OF LOSS. The risk of any loss or damage to the Property prior to the Closing Date shall remain upon Transferor. If any such loss or damage occurs prior to Closing, Transferee shall have the right to terminate this Agreement pursuant to Section 8.3. If Transferee elects not to terminate this Agreement, all insurance proceeds and rights to proceeds arising out of such loss or damage shall be paid or assigned, as applicable, to Transferee at Closing.

     7.3 REAL ESTATE BROKER. Except for a broker or finder who may have been engaged by Transferor and for whom Transferor accepts sole financial responsibility, and except for any broker or finder who may have been engaged by Transferee and for whom Transferee accepts sole financial responsibility, there is no real estate broker involved in this transaction. Transferee warrants and represents to Transferor that Transferee has not dealt with any other real estate broker in connection with this transaction, nor has Transferee been introduced to the Property or to Transferor by any other real estate broker, and Transferee shall indemnify Transferor and save and hold Transferor harmless from and against any claims, suits, demands or liabilities of any kind or nature whatsoever arising on account of the claim of any person, firm or corporation to a real estate brokerage commission or a finder's fee as a result of having dealt with Transferee, or as a result of having introduced Transferee to Transferor or to the Property. In like manner, Transferor warrants and represents to Transferee that Transferor has not dealt with any real estate broker in connection with this transaction, nor has Transferor been introduced to Transferee by any real estate broker, and Transferor shall indemnify Transferee and save and hold Transferee harmless from and against any claims, suits, demands or liabilities of any kind or nature whatsoever arising on account of the claim of any person, firm or corporation to a real estate brokerage commission or a finder's fee as a result of having dealt with Transferor in connection with this transaction. Transferee acknowledges that David J. Dick, an officer of the Transferee, is a licensed California real estate broker but is not acting as a broker in relation to this Agreement.

     7.4 CONFIDENTIALITY. Except as hereinafter provided, from and after the execution of this Agreement, Transferee and Transferor shall keep the terms, conditions and provisions of this Agreement confidential and neither shall make any public announcements hereof unless the other first approves of same in writing, nor shall either disclose the terms, conditions and provisions hereof, except to their respective attorneys, accountants, engineers, surveyors, financiers and bankers. Notwithstanding the foregoing, it is acknowledged that the Company is a public company and will make a public announcement concerning this transaction and that the Company anticipates that it will seek to sell shares of its common stock and other securities (collectively, the "Securities") to the general public pursuant to the Registered Offering a public offering and that in connection therewith, Transferee will have the absolute right to market the Securities and prepare and file all necessary or required registration statements and other papers, documents and instruments necessary or required in Transferee's judgment and that of its attorneys and underwriters to file a registration statement with respect to the Securities with the SEC and/or similar state authorities and to cause same to become effective and to disclose therein and thus to its underwriters, to the SEC and/or to similar state authorities and to the public all of the terms, conditions and provisions of this Agreement. The obligations of this Section 7.4 shall survive any termination of this Agreement.

     7.5 LIQUOR LICENSES. Transferor shall continue to maintain all liquor licenses and alcoholic beverage licenses, if any, necessary to operate the restaurant, bars, snack bars and lounges presently located within the Property, if any, and shall enter into a management agreement with the Affiliate lessee of the Golf Course Lease, the form of which shall be approved by Transferee. To that end, Transferor and Transferee, shall cooperate each with the other, and each shall execute such assignment agreements in forms mutually agreeable between the parties provided that Transferor shall indemnify and hold
Transferee harmless from any liability, damages or claims encountered in connection with such operations and Transferor shall continue to exercise management and supervision of such facilities only as long as the Affiliate lessor, or its assignee approved by Transferee, is the lessee under the Golf Course Lease or until Transferee chooses to file all necessary alcoholic beverage and liquor license applications for licenses and permits to manage and supervise the facilities itself.

                                      ARTICLE 8
               LIABILITY OF TRANSFEREE; INDEMNIFICATION BY TRANSFEROR;
                                  TERMINATION RIGHTS

     8.1 LIABILITY OF TRANSFEREE. Except for any obligation expressly assumed or agreed to be assumed by Transferee hereunder, Transferee does not assume any obligation of Transferor or any liability for claims arising out of any occurrence prior to Closing.

     8.2 INDEMNIFICATION BY TRANSFEROR. Transferor hereby indemnifies and holds Transferee harmless from and against any and all claims, costs, penalties, damages, losses, liabilities and expenses (including reasonable attorneys' fees) that may at any time be incurred by Transferee, whether before or after Closing, as a result of any breach by Transferor of any of its representations, warranties, covenants or obligations set forth herein or in any other document delivered by Transferor pursuant hereto, for a period of one (1) year following the Closing. The provisions of this section shall survive termination of this Agreement by Transferee or Transferor.

     8.3 TERMINATION BY TRANSFEREE. If any condition set forth herein for the benefit of Transferee cannot or will not be satisfied prior to Closing, or upon the occurrence of any other event that would entitle Transferee to terminate this Agreement and its obligations hereunder, and Transferor fails to cure any such matter within ten (10) business days after notice thereof from Transferee, Transferee, at its option, may elect either (a) to terminate this Agreement and all other rights and obligations of Transferor and Transferee hereunder shall terminate immediately and Transferee shall be entitled to the return of its Earnest Money Deposit, or (b) to waive its right to terminate (but without waiving any breach or default on the part of Transferor) and, instead, to proceed to Closing. If Transferee terminates this Agreement as a consequence of a misrepresentation or breach of a warranty or covenant by Transferor, or a failure by Transferor to perform its obligations hereunder, then Transferee shall retain all remedies accruing as a result thereof, including, without limitation, specific performance.

     8.4 TERMINATION BY TRANSFEROR. If any condition set forth herein for the benefit of Transferor (other than a default by Transferee) cannot or will not be satisfied prior to Closing, and Transferee fails to cure any such matter within ten (10) business days after notice thereof from Transferor, Transferor may, at its option, elect either (a) to terminate this Agreement, in which event the rights and obligations of Transferor and Transferee hereunder shall terminate immediately and Transferee shall be entitled to the return of its Earnest Money Deposit, or (b) to waive its right to terminate, and instead, to proceed to Closing. If, prior to Closing, Transferee materially defaults in performing any of its obligations under this Agreement (including its obligation to purchase the Property), and Transferee fails to cure any such material default within ten
(10) business days after notice thereof from Transferor, then Transferor's sole remedy for such default shall be to terminate this Agreement and receive from the Escrow Agent that portion of the Earnest Money Deposit that will reimburse Transferor for actual reasonable out-of-pocket expenses incurred in connection with this Agreement, and Transferor waives any additional claims for damages, actual, consequential or otherwise, that it may possess against Transferee. Transferee shall receive the remaining portion of the Earnest Money Deposit, if any.

     8.5 COSTS AND ATTORNEYS' FEES. In the event of any litigation or dispute between the parties arising out of or in any way connected with this Agreement, resulting in any litigation, arbitration or other form of dispute resolution, then the prevailing party in such litigation shall be entitled to recover its costs of prosecuting and/or defending same, including, without limitation, reasonable attorneys' fees at trial and all appellate levels.

                                      ARTICLE 9
                               MISCELLANEOUS PROVISIONS

     9.1 COMPLETENESS: MODIFICATION. This Agreement constitutes the entire agreement between the parties hereto with respect to the transactions contemplated hereby and supersedes all prior discussions, understandings, agreements and negotiations between the parties hereto. This Agreement may be modified only by a written instrument duly executed by the parties hereto.

     9.2 ASSIGNMENTS. Transferee may assign its rights hereunder to an Affiliate of Transferee without the consent of Transferor. Transferee may not otherwise assign its interest herein without the prior written consent of Transferor. Transferor may not assign any of its rights pursuant to this Agreement without the prior written consent of Transferee, which may be withheld in Transferee's sole and absolute discretion.

     9.3 SUCCESSORS AND ASSIGNS. This Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.

     9.4 DAYS. If any action is required to be performed, or if any notice, consent or other communication is given, on a day that is a Saturday or Sunday or a legal holiday in the jurisdiction in which the action is required to be performed or in which is located the intended recipient of such notice, consent or other communication, such performance shall be deemed to be required, and such notice, consent or other communication shall be deemed to be given, on the first business day following such Saturday, Sunday or legal holiday. Unless otherwise specified herein, all references herein to a "day" or "days" shall refer to calendar days and not business days.

     9.5 GOVERNING LAW. This Agreement and all documents referred to herein shall be governed by and construed and interpreted in accordance with the laws of the State.

     9.6 COUNTERPARTS. To facilitate execution, this Agreement may be executed in as many counterparts as may be required. It shall not be necessary that the signature on behalf of both parties hereto appear on each counterpart hereof. All counterparts hereof shall collectively constitute a single agreement.

     9.7 SEVERABILITY. If any term, covenant or condition of this Agreement, or the application thereof to any person or circumstance, shall to any extent be invalid or unenforceable, the remainder of this Agreement, or the application of such term, covenant or condition to other persons or circumstances, shall not be affected thereby, and each term, covenant or condition of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

     9.8 COSTS. Regardless of whether Closing occurs hereunder, and except as otherwise expressly provided herein, each party hereto shall be responsible for its own costs in connection with this Agreement and the transactions contemplated hereby, including without limitation, fees of attorneys, engineers and accountants.

     9.9 NOTICES. All notices, requests, demands and other communications hereunder shall be in writing and shall be delivered by hand, transmitted by facsimile transmission, sent prepaid by Federal Express (or a comparable overnight delivery service) or sent by the United States mail, certified, postage prepaid, return receipt requested, at the addresses and with such copies as on the Summary Sheet or to such other address as the intended recipient may have specified in a notice to the other party. Any party hereto may change its address or designate different or other persons or entities to receive copies by notifying the other party and Escrow Agent in a manner described in this Section. Any notice, request, demand or other communication delivered or sent in the manner aforesaid shall be deemed given or made (as the case may be) when actually delivered to the intended recipient.

     9.10 INCORPORATION BY REFERENCE. All of the exhibits attached hereto are by this reference incorporated herein and made a part hereof.

     9.11 SURVIVAL. Except as expressly provided in Section 3, all of the representations, warranties, covenants and agreements of Transferor and Transferee made in, or pursuant to, this

Agreement shall survive Closing and shall not merge into the Deed or any other document or instrument executed and delivered in connection herewith.

     9.12 FURTHER ASSURANCES. Transferor and Transferee each covenant and agree to sign, execute and deliver, or cause to be signed, executed and delivered, and to do or make, or cause to be done or made, upon the written request of the other party, any and all agreements, instruments, papers, deeds, acts or things, supplemental, confirmatory or otherwise, as may be reasonably required by either party hereto for the purpose of or in connection with consummating the transactions described herein.

     9.13 NO PARTNERSHIP. This Agreement does not and shall not be construed to create a partnership, joint venture or any other relationship between the parties hereto except the relationship of Transferor and Transferee specifically established hereby.

     9.14 CONFIDENTIALITY. Any confidential information delivered by Transferor to Transferee hereunder shall be used solely for the purpose of acquiring the Property and Transferee will keep such information confidential; provided Transferee shall have the right to provide such information to its consultants and advisors and to disclose such information as Transferee determines is necessary or appropriate in connection with filing the Registered Offering any public offering of the Securities. If Transferee does not acquire the Property, it shall deliver to Transferor copies of all proprietary information delivered to Transferee by Transferor. Transferor agrees to keep confidential the terms and conditions of this Agreement and the Registered Offering; provided, Transferor shall have the right to provide such information to its consultants and advisors.

     9.15 ESCROW AGENT. In the event of a dispute between the Transferor and Transferee, the Escrow Agent shall not disburse the Earnest Money Deposit until it has received 1) joint written instructions from the Transferor and Transferee; or 2) an order from a court of competent jurisdiction directing the Escrow Agent to distribute the escrowed funds. The Escrow Agent shall have no duties except as stated herein and the parties agree that it shall not constitute a conflict of interest for the Escrow Agent to represent the Transferor or Transferee in connection with this Agreement. The Escrow Agent shall not be liable for anything which it may do or refrain from doing in connection herewith provided that it acts in good faith, and without gross negligence, willful neglect or intentional breach of this Agreement. In the event that the Escrow Agent becomes involved in litigation relating to the Escrow, the non-prevailing party shall be responsible for the payment of the Escrow Agent's reasonable fees and expenses and for the reasonable attorneys' fees and costs of the prevailing party.

     9.16 NEW MEXICO LAW REGARDING INDEMNIFICATION. Notwithstanding any other term or condition of this Agreement, to the extent, if at all, Section 55-7-1 NMSA 1978 is applicable to any indemnification obligation set forth in this Agreement, the agreement to indemnify, defend and hold harmless set forth herein shall not extend to liability, claims, damages, losses or expenses, including attorney's fees, arising out of (a) the preparation or approval of maps, drawings, opinions, reports, surveys, change orders, designs or specifications by the indemnitee, or the indemnitee's agents or employees; or (b) the giving or the failure to give directions or instructions by the indemnitee, or the indemnitee's agents or employees, or such giving or failure to give directions or instructions is the primary cause of bodily injury to persons or damage to property.

     IN WITNESS WHEREOF, Transferor and Transferee have hereunder affixed their signatures to this Contribution and Leaseback Agreement, all as of the 29th day of May, 1998.

                           [SIGNATURES APPEAR ON NEXT PAGE]

                                   "TRANSFEREE"

                                   GOLF TRUST OF AMERICA, L.P., a
                                   Delaware limited partnership

                                   By:     GTA GP, Inc. a Maryland corporation
                                   Its:    General Partner

                                   By:    /s/
                                      -----------------------------------------
                                   Name: W. Bradley Blair, III
                                   Title: President and Chief Executive Officer

                                   "TRANSFEROR"

                                   GOLF CLASSIC RESORTS, L.L.C.,
                                   a Delaware limited liability company

                                   By:    /s/
                                      -----------------------------------------
                                   Name: Donald R. Mohr
                                   Title: Sole Member

                                   CONSENTED TO BY:

                                   "ESCROW AGENT"

                                   VALENCIA COUNTY TITLE COMPANY

                                   By:    /s/
                                      -----------------------------------------
                                   Name:
                                        ---------------------------------------
                                   Title:
                                         --------------------------------------

                                      EXHIBIT A

                            LEGAL DESCRIPTION OF THE LAND

                              [to be taken from survey]

                                      EXHIBIT B

                                     IMPROVEMENTS

     The Land, together with the championship golf course (with agreed to modifications to the 17th hole) driving range, putting greens, clubhouse, facilities, snack bar, restaurant, pro-shop, buildings, structures, parking lots, 2 tennis courts, 2 swimming pools, Seller's interest as lessee in the Water Rights Lease from Terence J. Mulvihill, improvements, fixtures, and other items of real estate located on the Land.

                                      EXHIBIT C

                              TANGIBLE PERSONAL PROPERTY

                            [to be provided by Transferor]

                                      EXHIBIT D

                             INTANGIBLE PERSONAL PROPERTY

                            [to be provided by Transferor]

                                      EXHIBIT E

                                  GOLF COURSE LEASE

                                      EXHIBIT F

                           BILL OF SALE - PERSONAL PROPERTY

     WHEREAS, by deed of even date herewith, GOLF CLASSIC RESORTS, L.L.C., a Delaware limited liability company ("Transferor") conveyed to GOLF TRUST OF AMERICA, LP., a Delaware limited partnership ("Transferee"), whose mailing address is 14 N. Adger's Wharf, Charleston, South Carolina 29401, that certain tract of land more particularly described in SCHEDULE 1 attached hereto as a part hereof, together with all improvements located thereon (the "Property").

     WHEREAS, in connection with the above described conveyance Transferor desires to contribute, transfer and convey to Transferee certain items of tangible personal property as defined in the Contribution and Leaseback Agreement dated May 29, 1998 (the "Agreement") including, without limitation, the items hereinafter described.

     NOW, THEREFORE, in consideration of the receipt of TEN AND NO/100 DOLLARS ($10.00) and other good and valuable consideration paid in hand by Transferee to Transferor, the receipt and sufficiency of which are hereby acknowledged, Transferor has, without representation or warranty except as set forth in the Agreement, GRANTED, CONVEYED, CONTRIBUTED, TRANSFERRED, SET OVER and DELIVERED and by these presents does hereby GRANT, CONTRIBUTE, TRANSFER, SET OVER and DELIVER to Transferee, its legal representatives, successors and assigns, all items of tangible personal property and fixtures (if any) owned or leased by Transferor, including, but not limited to machinery, equipment, furniture, furnishings, movable walls or partitions, phone systems and other control systems, restaurant equipment, computers or trade fixtures, golf carts, golf course operation and maintenance equipment, including mowers, tractors, aerators, sprinklers, sprinkler and irrigation facilities and equipment, valves or rotors, driving range equipment, athletic training equipment, office equipment or machines, antiques or other decorations, and equipment or machinery of every kind or nature located on or useful in the operation of the Real Property whether on or off-site, including all warranties and guaranties associated therewith (the "Tangible Personal Property"), including, without limitation, the personal property described in SCHEDULE 2 attached hereto and all intangible personal property owned or possessed by Transferor and used in connection with the ownership, operation, leasing or maintenance of the Real Property or the Tangible Personal Property, all goodwill attributed to the Property, and any and all trademarks and copyrights, guarantees, Authorizations (as hereinafter defined) defined in the Agreement), general intangibles, business records, plans and specifications, surveys and title insurance policies pertaining to the Property, all licenses, permits and approvals with respect to the construction, ownership, operation or maintenance of the Property, any unpaid award for taking by condemnation or any damage to the Real Property by reason of a change of grade or location of or access to any street or highway, excluding (a) any of the aforesaid rights that Transferee elects not to acquire and (b) the Current Assets, as hereof defined in the Agreement

(collectively, the "Intangible Personal Property"), and to have and to hold, all and singular, the Tangible Personal Property and the Intangible Personal Property unto Transferee forever.

EXECUTED this 29th day of May, 1998.

                                   Transferor:

                                   GOLF CLASSIC RESORTS, L.L.C.,
                                   a Delaware limited liability company

                                   By:
                                      ----------------------------------
                                   Name: Donald R. Mohr
                                   Title: Sole Member

                                      SCHEDULE 1

                               DESCRIPTION OF PROPERTY

                              [to be taken from Survey]

                                      SCHEDULE 2

                           DESCRIPTION OF PERSONAL PROPERTY

                            [to be provided by Transferor]

                                      EXHIBIT G


RECORDING REQUESTED BY

AND WHEN RECORDED MAIL TO:

NEXSEN PRUET JACOBS POLLARD & ROBINSON, LLP
200 Meeting Street, Suite 301
Charleston, S.C.  29401
Attention: Matthew J. Norton, Esq.




--------------------------------------------------------------------------------

                                      GRANT DEED

                            [to be provided by Transferor]

                                      EXHIBIT H

                            TRANSFEROR'S FIRPTA AFFIDAVIT

     Section 1445 of the Internal Revenue Code provides that a transferee of a United States real property interest must withhold tax if the transferor is a foreign person. To inform the transferee that withholding of tax is not required upon the disposition of a United States real property interest by GOLF CLASSIC RESORTS, L.L.C., a Delaware limited liability company ("Transferor"), the undersigned hereby certifies the following on behalf of Transferor:

          1. Transferor is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations); and

          2. Transferor's U.S. employer tax identification number is 85-0446451; and

          3. Transferor's office address is 1000 Golf Course Road, Belen, New Mexico 87002.

     Transferor understands that this certification may be disclosed to the Internal Revenue Service by transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

     The undersigned officer of Transferor declares that he/she has examined this certification and to the best of his/her knowledge and belief it is true, correct and complete, and he/she further declares that he/she has authority to sign this document on behalf of Transferor.

     Dated: May 29, 1998

                                   GOLF CLASSIC RESORTS, L.L.C.,
                                   a Delaware limited liability company

                                   By:
                                      ------------------------------------
                                   Name: Donald R. Mohr
                                   Title: Sole Member

STATE OF
        --------------------------      )
                                        )              ss.
COUNTY OF                               )
         -------------------------

     On ____________________, 19____, before me ______________________, a Notary
Public in and for said State, personally appeared Golf Classic Resorts, L.L.C., a Delaware limited liability company, by Donald R. Mohr, its Sole Member, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity on behalf of which the person(s) acted, executed the instrument.

                                   WITNESS my hand and official seal.




                                   ----------------------------------
                                   Notary Public, State of
                                                          -----------
                                   My Commission expires:
                                                         ------------
                                   [Notary Seal]

                                      EXHIBIT I

                          CONTRACTS AND OPERATING AGREEMENTS

     1. That certain Lease by and between Golf Classic Resorts, L.L.C., d/b/a Tierra Del Sol Golf Club, Inc., as lessee, and Colonial Pacific Leasing Corporation dated July 31, 1996 for EZGO Golf Carts; and

     2. That certain Equipment Lease Agreement by and between Golf Classic Resorts, L.L.C., d/b/a Tierra Del Sol Golf Club and NBD Equipment Finance, Inc. dated October 20, 1997 for trailer and miscellaneous equipment.

                                      EXHIBIT J

                                Partnership Agreement.

                                      EXHIBIT K

                          CONTINGENT PURCHASE PRICE FORMULA


A. DEFINITIONS. For purposes of this EXHIBIT K, the following terms shall have the following meanings:

     (1) "ADJUSTED NET OPERATING INCOME" means the Conversion Date Net Operating Income, divided by 1.135.

     (2)  "CAPITALIZATION RATE" shall mean 10.5%.

     (3)  "COMPANY" means Golf Trust of America, Inc.

     (4) "COMPANY'S FIRST CALL FFO" means the consensus FFO per share estimate for the Company for the calendar year which includes the Conversion Date, subtracting the Company's capital expenditure reserve per share as estimated for that year as such estimate is reported by First Call (or, if First Call is no longer in general use within the securities industry, by such other reporting service as is then in general use within the securities industry) divided by the average of the Company's closing share price for the thirty (30) trading days immediately preceding the Conversion Date.

     (5) "CONVERSION DATE" means the fifteenth (15th) day following the date on which Transferee receives written notice that Transferor has irrevocably elected to receive the Contingent Purchase Price.

     (6) "CONVERSION DATE CAPITALIZATION RATE" shall mean the Company's First Call FFO, plus 200 basis points (but in no event less than the Capitalization
Rate).

     (7) "CONVERSION DATE NET OPERATING INCOME" means the Gross Operating Revenue for the Property LESS the Gross Operating Expenses for the Conversion Year.

     (8) "CONVERSION YEAR" means the Fiscal Year (as defined in the Lease) immediately preceding the Conversion Date.

     (9) "CONVERSION NOTICE" shall mean a written notice delivered by Transferor to Transferee whereby Transferor elects to receive the Contingent Purchase Price. The Conversion Notice may only be given once and must be given on or before April 15 of a calendar year. If the Conversion Notice is not given on or before the one hundred fifth (105th) day following the end of the fifth
(5th) full Fiscal Year (as defined in the Lease) of the Initial Term (as defined in the Lease),

Transferor's right to receive the Contingent Purchase Price shall automatically and irrevocably terminate. The Conversion Notice may not be given prior to the expiration of the second (2nd) full Fiscal Year of the Initial Term.

     (10) "GROSS OPERATING EXPENSES" means the gross operating expenses of the Property for the Conversion Year, calculated in accordance with generally accepted accounting principles consistently applied as adjusted in Schedule K-1. For purposes of calculating Gross Operating Expenses, Transferee may make discretionary adjustments on a line item basis to reflect stabilized Gross Operating Expenses, including the following adjustments:

          (a) annual capital replacement reserves shall be included, as reasonably determined by Transferee;

          (b) annual cash expenditures (including depreciation) for golf carts shall be included, as reasonably determined by Transferee;

          (c) extraordinary expenditures (such as to repair storm damage) which are not anticipated to recur in the ordinary course shall be excluded, as reasonably determined by Transferee;

          (d) other adjustments to reflect stabilized Gross Operating Expenses, as reasonably determined by Transferee shall be made; and

          (e)  depreciation, amortization and debt service shall be excluded.

For purposes of determining the Contingent Purchase Price, Gross Operating Expenses will be adjusted upward by Transferee to the extent such expenses (or any major component thereof) have decreased at a compound annual rate greater than 2% per annum from the Base Year to the Conversion Year or more than 3% (on a year-to-year basis) from the year immediately preceding the Conversion Year, unless, Transferee shall determine that such expense reductions were of a nature so as to be reasonably expected to be sustained.

     (11) "GROSS OPERATING REVENUE" means the gross operating revenue of the Property, including revenue related to the golf course operations, food and beverage operations and sale of merchandise, for the Conversion Year, calculated in accordance with generally accepted accounting principles consistently applied as adjusted in Schedule K-1. For purposes of determining the Contingent Purchase Price, Gross Operating Revenue will be adjusted downward to the extent such revenue has increased by more than 5.0% from the year immediately preceding the Conversion Year to the Conversion Year, unless Transferee shall have reasonably determined that such revenue increase can reasonably be expected to be sustained. Factors to determine sustainability shall include factors such as the creation of new demand generators (i.e., hotel development or condominium development) and the non-recurring nature of any revenue (i.e., a one-time tournament fee). Transferee shall further retain the right to make downward adjustments to Gross Operating Revenue so as to establish reasonable expectations of future cash flow results.

     (12) "NET INCREMENTAL INCOME AVAILABLE FOR CONTINGENT PURCHASE PRICE" means the Adjusted Net Operating Income for the Conversion Year, taking into account the increased rental payments due under the Golf Course Lease as a result of Transferor's election to receive the Contingent Purchase Price. including the annual capital replacement reserve paid as additional rent.

     (13) "NET OPERATING INCOME" means the Gross Operating Revenue of the Property for the Conversion Year LESS the Gross Operating Expenses for the same period.

B.   CONTINGENT PURCHASE PRICE.

     (1) Transferor shall have the right to receive the Contingent Purchase Price by delivering the Conversion Notice to Transferee; provided that (i) the tenant under the lease at the Property shall have paid percentage rent on an annual basis for the prior calendar year, and (ii) at least one-half (1/2) of the increase in the Adjusted Net Operating Income from the Base Year to the Conversion Year is attributable to an increase in Gross Operating Revenue (not including food and beverage operations and sale of merchandise), as reasonably determined by Transferee. The Contingent Purchase Price shall equal the Net Incremental Income Available for Contingent Purchase Price divided by the Conversion Date Capitalization Rate.

     (2) Within forty-five (45) days of the Conversion Date, Transferor shall deliver to Transferee the number of Owner's Units in Transferee that equals the Contingent Purchase Price divided by the per share common stock price of the Company on the Conversion Date.

D.   EXAMPLE.

          The calculation of the Contingent Purchase Price is attached as SCHEDULE K-1 for purposes of illustration only.

          Schedule K:  Example of Contingent Purchase Price.

                                     SCHEDULE K-1

                         EXAMPLE OF CONTINGENT PURCHASE PRICE

                            [to be provided by Transferee]


















                                       Sch K-1

                                      EXHIBIT L

                              DUE DILIGENCE REQUEST LIST

1.   General Property Matters

          (a)  Preliminary title report.

          (b)   Phase I environmental site assessment report.

          (c) Fuel tank integrity test for any underground storage tanks located on Property. TRANSFEROR REPRESENTS THAT THIS ITEM IS NOT APPLICABLE.

          (d) Structural engineering report covering the clubhouse and any other major buildings. TRANSFEROR REPRESENTS THAT THIS ITEM IS NOT AVAILABLE.

          (e)  Long-term water quality and quantity reports.

          (f) Wetlands delineation or compliance report. TRANSFEROR REPRESENTS THAT NO WETLANDS EXIST ON THE PROPERTY.

          (g) Other plans, specifications, appraisals, market studies, soil and engineering reports, surveys, and environmental reports and studies in Transferor's possession.

          (h)  Any other reports reasonably required by the Transferee.

          (i) Leases, concession and occupancy agreements, and service, utility and supply contracts, together with a schedule indicating term, payment obligation, parties and options to extend or cancel.

          (j) Property tax bills and other assessments paid with respect to the Property for 1997, copies of all information regarding collected sales taxes, FICA taxes, gross receipts taxes, income taxes or any other taxes relating to the Property, any correspondence sent to or received from the tax assessor or any taxing entity, including tax appeals.

          (k) All permits and licenses that are required to operate the Property, including, but not limited to, a development agreement, building and occupancy permit, liquor license, and business permit, copies of any existing information relating to the Property's past non-compliance with applicable laws.

          (l) Copies of organizational documents of Transferor and evidence that all necessary approvals of Transferor to enter into this Agreement have been obtained.

          (m) Such other documents and information as the Transferee may reasonably request to determine the operating status of the Property and credit-worthiness of the Owner.

          (n) A description of all litigation, mechanic's liens, administrative or condemnation proceedings, governmental investigations or inquiries, pending or threatened, affecting the Property, including a description of any significant disputes with vendors, concessionaires or employees relating to the Property.
               TRANSFEROR REPRESENTS THAT NONE OF THE ABOVE EXIST.

          (o) A description of any known defects in the Property. TRANSFEROR REPRESENTS THAT THERE ARE NONE KNOWN.

2.   General Business Matters

          (a)  Name of owner.

          (b) Form of ownership (i.e. C Corporation, S Corporation, Limited Liability Co., Partnership, Limited Partnership and Proprietorship).

          (c)  Course location.

          (d)  Number of courses at this location.

               (i)   Public
               (ii)  Semi-Private
               (iii) Private
                         Equity
                         Non-Equity
                         Hybrid

          (e) Audited statements (19___ - 19___ ). TRANSFEROR REPRESENTS THAT NONE EXIST.

          (f)  Number of daily fee paid rounds (1994 - present).

          (g)  Number of member rounds (1994 - present).

          (h)  Number of complimentary rounds  (1994 - present).

          (i)  Total number of rounds (1994 - present).

          (j)  Description of replay policy.  TRANSFEROR REPRESENTS THAT NONE
               EXIST.

          (k)  Annual gross revenues (19___ - 19___).

               (i)       Green fees
               (ii)      Dues
               (iii)     Initiation fees
               (iv)      Cart fees
               (v)       Food & Beverage
               (vi)      Merchandise
               (vii)     Other

          (l)  Net operating income.

          (m)  Operating statements for the Property for 1997.

          (n)  Owner's projected operating statements for the Property for 1998.

          (o)  Depreciation (1996).

          (p)  Amortization (1996).

          (q)  Balance Sheet (1996).

               (i)       Total assets
               (ii)      Total liabilities
               (iii)     Net worth

          (r)  Debt.
               (i)       Secured
                         Long term
                         Short term
               (ii)      Unsecured
                         Long term
                         Short term

          (s)  Carts.

               (i)       Own - TRANSFEROR REPRESENTS THAT NONE ARE OWNED.
               (ii)      Lease

     (t)  Maintenance budget per 18 holes.

     (u)  Average annual capital expenditures.

     (v)  Equipment list/age.

     (w) Mortgage over basis or negative capital account. TRANSFEROR REPRESENTS THAT THIS ITEM IS NOT APPLICBLE.

     (x) A copy of the closing statement for any re-financing of any debt on the Property within the last two (2) years. TRANSFEROR REPRESENTS THAT THERE HAVE BEEN NO REFINANCES.

                                      EXHIBIT M

                                SCHEDULE OF MORTGAGES


NONE.


                             SCHEDULE OF PERMITTED LIENS

NONE.

                                      EXHIBIT N

                             GOLF TRUST OF AMERICA, L.P.

                          INVESTOR SUITABILITY QUESTIONNAIRE

                                 INDIVIDUAL INVESTORS
--------------------------------------------------------------------------------

     Golf Trust of America, L.P. and Golf Trust of America, Inc. (collectively, the "Company"), will use the responses to this questionnaire to qualify prospective investors for purposes of United States federal and state securities laws. This is not an offer to sell or the solicitation of an offer to buy securities. Such an offer can be made only by appropriate offering documentation. Any such offer may be conditioned upon your qualification as an accredited investor under federal and state securities laws.

     If the answer to the question below is "none" or "not applicable", please so indicate.

     Your answers will be kept confidential at all times. However, by signing this Questionnaire, you agree that the Company may present this Questionnaire to such parties as it deems appropriate to establish the availability of exemptions from registration under state and federal securities laws.

                               I.  GENERAL INFORMATION

1.   REGISTRATION OF SECURITIES

     Name to appear with respect to the securities:
                                                   -----------------------------

--------------------------------------------------------------------------------


     Name of beneficial owner (if different from above):

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


     If the beneficial owner differs from the registered holder, describe the relationship:
                  --------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

2.   PROPOSED INVESTMENT

     Aggregate amount of your proposed investment in this financing:

               U.S. $
                     -----------

                              II.  INVESTOR INFORMATION

1.   PERSONAL

     Residence Address:

--------------------------------------------------------------------------------

     Residence Telephone Number:

--------------------------------------------------------------------------------

     Social Security Number:

--------------------------------------------------------------------------------

     Date of Birth:

--------------------------------------------------------------------------------
2.   BUSINESS

     Occupation:

--------------------------------------------------------------------------------

     Number of Years:

--------------------------------------------------------------------------------

     Present Employer:

--------------------------------------------------------------------------------

     Position/Title:

--------------------------------------------------------------------------------

     Business Address:

--------------------------------------------------------------------------------


3.   INCOME

     (a) Do you expect that your annual gross income for calendar year 19 will be more than $200,000?

               [ ]  Yes                           [ ] No

     (b)  Was your annual gross income for calendar year 19      more than
          $200,000?

               [ ]  Yes                           [ ] No

     (c)  Was your annual gross income for calendar year 19     more than
          $200,000?

               [ ]  Yes                           [ ] No


4.   NET WORTH

     (a)  Was your net worth as of December 31, 19    , together with the net
          worth* of your spouse, if applicable, in excess of $1,000,000?

               [ ] Yes                            [ ] No

     (b) In the event you may propose to purchase U.S.$150,000 or more of securities of the Company, does your total purchase price exceed 10% of your net worth, or joint net worth with your spouse, at the time of purchase?

               [ ] Yes                            [ ] No

          If "yes," what percent of net worth does the total purchase price represent?

          ---------------------------------------------------------------------

          ---------------------------------------------------------------------

"Net worth" may include principal residence, net of encumbrances, at either cost or appraised value, and furnishings and automobiles.

5.   EDUCATION

     Please describe your educational background and degrees obtained, if any.

          ---------------------------------------------------------------------

          ---------------------------------------------------------------------

6.   INVESTMENT EXPERIENCE

     (a) Please describe briefly principal jobs held during the last five years. Specific employers need not be identified. What is sought is a sufficient description to permit a determination concerning the extent of your experience in financial and business matters.

          ---------------------------------------------------------------------

          ---------------------------------------------------------------------

     (b) Please indicate the frequency of your investment in marketable securities: ( ) often; ( ) occasionally; ( ) seldom; ( ) never.

     (c) Please indicate the frequency of your investment in securities in which no market is made: ( ) five or more; ( ) 1 or more, but fewer than five; ( ) none.

7.   RELATIONSHIP TO COMPANY

     Please briefly describe the nature of any relationship you may already have with the Company or any of its partners, including the appropriate date when such relationship began.

          ---------------------------------------------------------------------

          ---------------------------------------------------------------------

          ---------------------------------------------------------------------

          ---------------------------------------------------------------------

          ---------------------------------------------------------------------


8.   ADVISORS

     In evaluating this investment, will you use the services of any advisor?

     [ ] No, I will not use the services of any advisor

     [ ] Yes, I will use the services of the advisor(s) identified below:

     (a)   ACCOUNTANT/FINANCIAL ADVISOR

     Name
         ----------------------------------------------------------------------

     Address
            -------------------------------------------------------------------

     City                                   State/Province
         ---------------------------------                ---------------------

     Zip/Postal Code                           Telephone
                    -------------------------           -----------------------

     (b)  ATTORNEY

     Name
         ----------------------------------------------------------------------

     Address
            -------------------------------------------------------------------

     City                                   State/Province
         ---------------------------------                ---------------------

     Zip/Postal Code                           Telephone
                    -------------------------           -----------------------


9.   REPRESENTATIONS AND WARRANTIES

The undersigned hereby confirms the accuracy of each of the representations and warranties attached hereto as Schedule N-1.

                                   III.  SIGNATURE

     The above information is true and correct in all material respects and the undersigned recognizes that the Company and its counsel are relying on the truth and accuracy of such information in relying on an exemption from the registration requirements of the Securities Act of 1933, as amended, and in determining applicable state securities laws and relying on exemptions contained therein. The undersigned agrees to notify the Company promptly of any changes in the foregoing information which may occur prior to the investment.

     Executed at                       , on                   , 19     .
                 ----------------------     ------------------    -----

                                             -----------------------------------
                                             (Signature)

                                             -----------------------------------
                                             (Print Name)

                                     SCHEDULE N-1

                            REPRESENTATIONS AND WARRANTIES

          (a) You represent that you are an "accredited investor" as such term is defined in Rule 501 of Regulation D promulgated under the Securities Exchange Act of 1934, as amended (the "Act"), and that you are able to bear the economic risk of an investment in the operating partnership units or shares of common stock of the Company (collectively, the "Shares").

          (b) You acknowledge that vou have prior investment experience, including investment in non-listed and non-registered securities, and the ability and expertise to evaluate the merits and risks of such an investment on your behalf.

          (c) You hereby represent that (i) the Company has made available to you the final Prospectus of the Company dated February 6, 1997, and the documents incorporated therein, and all documents filed by the Company with the United States Securities and Exchange Commission (the "Commission") pursuant to the Act (collectively, the "Offering Documents"), and (iii) you have carefully reviewed the Offering Documents.

          (d) You hereby represent that you have been furnished by the Company with all information regarding the Company which you have requested or desired to know; that you have been afforded the opportunity to ask questions of, and receive answers from, duly authorized officers or other representatives of the Company concerning the terms and conditions of the private placement offering of the Shares (the "Offering"), and have received any additional information which you have requested.

          (e) You hereby acknowledge that the offering of Shares has not been reviewed by, and the fairness of such Shares has not been determined by, the Commission or any state regulatory authority, since the Offering is intended to be a nonpublic offering pursuant to Section 4(2) of the Act. You represent that the Shares being acquired by you are being acquired for your own account, for investment and not for distribution of the Shares to others.

          (f) You understand that the Shares have not been registered under the Act or any state securities or "blue sky" laws and are being sold in reliance on exemptions from the registration requirements of the Act and such laws.

          (g) The Company may rely, and shall be protected in acting upon, any papers or other documents which may be submitted to it by you in connection with the Shares and which are believed by it to be genuine and to have been signed or presented by the proper party or parties, and the Company shall not have any liability or responsibility with respect to the form, execution or validity thereof.

                                      EXHIBIT O

                               TRANSFEROR'S CERTIFICATE


     Pursuant to SECTION 5.1(b) of that certain Contribution and Leaseback Agreement (the "Agreement") by and between the undersigned ("Transferor") and GOLF TRUST OF AMERICA, L.P., a Delaware limited partnership (Transferee") dated as of May 29, 1998, Transferor hereby certifies to Transferee that all of its representations and warranties set forth in ARTICLE III of the Agreement are true and correct, subject to the following:

None.

Dated: May 29, 1998

                                   GOLF CLASSIC RESORTS, L.L.C.,
                                   a Delaware limited liability company


                                   By:
                                      ------------------------------------
                                   Name: Donald R. Mohr
                                   Title: Sole Member

                                      EXHIBIT P

WARRANTY DISCLOSURE SCHEDULE

None.



















                                         P-1